As filed with the Securities and Exchange Commission on July 11, 2005
                                      An Exhibit List can be found on page II-6.
                                                           Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                                 CALBATECH, INC.
                 (Name of small business issuer in its charter)

NEVADA                                             3990                       86-0932112
(State or other Jurisdiction          (Primary Standard Industrial         (I.R.S. Employer
of Incorporation or                    Classification Code Number)        Identification No.)
Organization)

                       15375 BARRANCA PARKWAY, SUITE I-101
                            IRVINE, CALIFORNIA 92618
                                 (949) 450-9910
          (Address and telephone number of principal executive offices and principal place of business)

                     JAMES DEOLDEN, CHIEF EXECUTIVE OFFICER
                                 CALBATECH, INC.
                       15375 BARRANCA PARKWAY, SUITE I-101
                            IRVINE, CALIFORNIA 92618
                                 (949) 450-9910
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ________

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF SECURITIES TO BE          AMOUNT TO BE           PROPOSED        PROPOSED MAXIMUM     AMOUNT OF
                  REGISTERED                       REGISTERED (1)          MAXIMUM            AGGREGATE        REGISTRATION
                                                                        OFFERING PRICE      OFFERING PRICE         FEE
                                                                        PER SHARE (2)
-----------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value issuable upon           44,444,446 (3)         $.19              $8,444,444.74        $993.91
conversion of the secured convertible notes
-----------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value issuable upon            6,071,645 (4)         $.20                 $1,214,329        $142.93
exercise of warrants
-----------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value issuable upon            6,071,645 (5)         $.35              $2,125,075.75        $250.12
exercise of warrants
-----------------------------------------------------------------------------------------------------------------------------
                                         Total        56,587,736                              $11,783,849.49      $1,386.96
-----------------------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on July 7, 2005, which was $.19 per share.

(3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.20 per share to account for antidilution and price protection adjustments.

(5) Includes a good faith estimate of the shares underlying warrants exercisable at $.35 per share to account for antidilution and price protection adjustments.

                         -----------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 11, 2005

                                 CALBATECH, INC.
                              56,587,736 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 56,587,736 shares of our common stock, including up to 44,444,446 shares of common stock underlying secured convertible notes in a principal amount of $2,000,000 and up to 12,143,290 shares of common stock issuable upon the exercise of common stock purchase warrants. The secured convertible notes are convertible into our common stock at the lower of $0.14 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "CLBE". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 8, 2005, was $.20.

      INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The date of this prospectus is ________, 2005.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by CalbaTech, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS


Cautionary Note Regarding Forward-Looking Statements                          3
Prospectus Summary                                                            4
Risk Factors                                                                  7
Use Of Proceeds                                                              12
Market For Common Equity And Related Stockholder Matters                     15
Management's Discussion And Analysis Of Financial Condition And
  Results Of Operations                                                      17
Description Of Business                                                      21
Description Of Properties                                                    28
Legal Proceedings                                                            28
Management                                                                   29
Executive Compensation                                                       32
Certain Relationships And Related Transactions                               33
Security Ownership Of Certain Beneficial Owners And Management               34
Description Of Securities                                                    35
Commission's Position On Indemnification For Securities Act Liabilities      36
Plan Of Distribution                                                         37
Selling Stockholders                                                         39
Legal Matters                                                                43
Experts                                                                      43
Available Information                                                        44
Index to Consolidated Financial Statements                                   45

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

      In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

      Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                                 CALBATECH, INC.

      We are focused on providing products and platforms to the life sciences research market, both for biotech and pharmaceutical companies, as well as academic and government institutions. We are pursuing a classic "roll-up" strategy of growth by acquisition. In addition to growth through acquisition, we are building an experienced and innovative scientific staff, including several notable members of our Scientific Advisory Board that we hope will contribute breakthrough innovation in areas of biological discovery. Currently, we have four wholly owned subsidiaries, Molecula Research Laboratories, LLC, KD Medical, Inc., LifeStem, Inc. and MolecularWare, Inc. that serve niche markets in the life sciences research market. Molecula Research Laboratories and MolecularWare were acquired in 2003, KD Medical was acquired in 2004, and LifeStem was incorporated in 2004 to pursue opportunities in the rapidly expanding stem cell market.

      For the years ended December 31, 2004 and 2003, we generated net sales in the amount of $300,633 and $11,782 and net losses of $2,700,598 and $3,665,553, respectively. For the three months ended March 31, 2005, we generated net sales in the amount of $314,820 and a net loss of $270,450. As a result of recurring losses from operations and a net deficit in stockholders' equity, our Independent Registered Public Accounting Firm, in their report dated March 18, 2005, have expressed substantial doubt about our ability to continue as going concern.

      Our principal offices are located at 15375 Barranca Parkway, Suite I-101, Irvine, California 92618, and our telephone number is (949) 450-9910. We are a Nevada corporation.

The Offering

Common stock offered by selling
  stockholders .......................  Up to 56,587,736  shares,  including the following:

                                        -    up to  44,444,446  shares of common
                                             stock      underlying       secured
                                             convertible  notes in the principal
                                             amount of  $2,000,000  (includes  a
                                             good faith  estimate  of the shares
                                             underlying   secured    convertible
                                             notes   to   account   for   market
                                             fluctuations    and    antidilution
                                             protection             adjustments,
                                             respectively),

                                        -    up to  6,071,945  shares  of common
                                             stock issuable upon the exercise of
                                             common stock  purchase  warrants at
                                             an exercise price of $.20 per share
                                             (includes a good faith  estimate of
                                             the shares  underlying  warrants to
                                             account for antidilution protection
                                             adjustments); and

                                        -    up to  6,071,945  shares  of common
                                             stock issuable upon the exercise of
                                             common stock  purchase  warrants at
                                             an exercise price of $.35 per share
                                             (includes a good faith  estimate of
                                             the shares  underlying  warrants to
                                             account for antidilution protection
                                             adjustments).

                                             This  number  represents  58.63% of
                                             our current outstanding stock.

Common stock to be outstanding
  after the offering .................  Up to 96,517,476 shares

Use of proceeds ......................  We will not  receive any  proceeds  from the sale of the common  stock.  However,
                                        we will  receive  the sale  price of any
                                        common  stock  we  sell  to the  selling
                                        stockholders   upon   exercise   of  the
                                        warrants.  We expect to use the proceeds
                                        received   from  the   exercise  of  the
                                        warrants,  if any,  for general  working
                                        capital purposes. However, AJW Partners,
                                        LLC, AJW  Qualified  Partners,  LLC, AJW
                                        Offshore,   Ltd.,   and  New  Millennium
                                        Partners  II,  LLC will be  entitled  to
                                        exercise up to  8,500,303  warrants on a
                                        cashless  basis if the  shares of common
                                        stock  underlying  the  warrants are not
                                        then registered pursuant to an effective
                                        registration  statement.  In  the  event
                                        that AJW  Partners,  LLC, AJW  Qualified
                                        Partners,  LLC, AJW  Offshore,  Ltd., or
                                        New Millennium Partners II, LLC exercise
                                        the warrants on a cashless  basis,  then
                                        we will not  receive any  proceeds  from
                                        the  exercise  of  those  warrants.   In
                                        addition,   we   have   received   gross
                                        proceeds  $800,000  from the sale of the
                                        secured   convertible   notes   and  the
                                        investors  are  obligated  to provide us
                                        with an additional $1,200,000;  $600,000
                                        within  five days of the  filing of this
                                        registration  statement,   and  $600,000
                                        within  five  days  of  this  prospectus
                                        being declared  effective.  The proceeds
                                        received  from the  sale of the  secured
                                        convertible   notes  will  be  used  for
                                        business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

Over-The-Counter Bulletin
  Board Symbol .......................  CLBE

      The above information regarding common stock to be outstanding after the offering is based on 39,929,740 shares of common stock outstanding as of July 8, 2005 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on May 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 12,143,290 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

      o     $800,000 was disbursed on May 23, 2005;

      o $600,000 will be disbursed within five days of the filing of this registration statement; and

      o $600,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $800,000 pursuant to the Securities Purchase Agreement.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.14 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of July 8, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.18 and, therefore, the conversion price for the secured convertible notes was $.09. Based on this conversion price, the $2,000,000 secured convertible notes, excluding interest, were convertible into 22,222,223 shares of our common stock.

      AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, AND MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

      We incurred net losses of $2,700,598 and $3,665,553 for the years ended December 31, 2004 and 2003, respectively. For the three months ended March 31, 2005, we incurred a net loss of $270,450. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING, OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

      We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $2,000,000 to fund our continued operations for the next twelve months from the date of this prospectus, depending on revenues from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR  INDEPENDENT   REGISTERED   PUBLIC  ACCOUNTING  FIRM  HAS  STATED  THERE  IS
SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated March 18, 2005 on our consolidated financial statements as of and for the year ended December 31, 2004, our independent registered public accounting firm stated that our recurring losses and our stockholders' deficiency as of December 31, 2004 raised substantial doubt about our ability to continue as a going concern. Since December 31, 2004, we have continued to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders' deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. DEOLDEN, DEESE AND GORDON OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

      Our success depends to a significant extent upon the continued service of Messrs. James DeOlden, Edward Deese and John Gordon, our founders and directors. Loss of the services of Messrs. DeOlden, Deese or Gordon could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the lives of Messrs. DeOlden, Deese or Gordon. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

      The biotech research industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease, it could have a materially adverse affect on our operating results.

OUR TRADEMARK AND OTHER INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATELY PROTECTED OUTSIDE THE UNITED STATES, RESULTING IN LOSS OF REVENUE.

      We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of July 8, 2005, we had 39,929,740 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 8,888,889 shares of common stock at current market prices and outstanding warrants to purchase 4,857,316 shares of common stock. Additionally, we have an obligation to sell secured convertible notes that may be converted into an estimated 13,333,334 shares of common stock at current market prices and issue warrants to purchase 7,285,974 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of July 7, 2005 of $0.19.

                                                     Number             % of
% Below       Price Per        With Discount       of Shares         Outstanding
Market          Share             at 50%            Issuable            Stock
------          -----             ------            --------            -----

25%            $.1425             $.07125           28,070,176          41.28%
50%            $.095              $.0475            42,105,264          51.33%
75%            $.0475             $.02375           84,210,527          67.83%

      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and registered 44,444,446 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In May 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $2,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $800,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $1,200,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

      In connection with the Securities Purchase Agreements we entered into in May 2005, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise up to 8,500,303 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $800,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $1,200,000; $600,000 within five days of the filing of this registration statement, and $600,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

SECURITIES PURCHASE AGREEMENT

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on May 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to purchase 12,143,290 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

      o     $800,000 was disbursed on May 23, 2005;

      o $600,000 will be disbursed within five days of the filing of this registration statement; and

      o $600,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $800,000 pursuant to the Securities Purchase Agreement.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.14; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.15 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

      Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

      We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.1647. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distributed the final $600,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

      o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

      o     Fail to pay the principal or interest when due;

      o Do not issue shares of common stock upon receipt of a conversion notice;

      o Fail to file a registration statement within 45 days after May 23, 2005 or fail to have the registration statement effective within 100 days after May 23, 2005;

      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

      o     Breach  any  representation  or  warranty  made  in  the  Securities
            Purchase   Agreement  or  other  document   executed  in  connection
            therewith;

      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

      50% of the warrants are exercisable until five years from the date of issuance at a purchase price of $0.20 per share. The other 50% of the warrants are exercisable until five years from the date of issuance at a purchase price of $0.35 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated May 23, 2005.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      A  complete  copy  of  the  Securities  Purchase  Agreements  and  related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

      The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $2,000,000 of secured convertible notes on July 8, 2005, at a conversion price of $0.09, the number of shares issuable upon conversion would be:

$2,000,000/$0.09 = 22,222,223 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of July 7, 2005 of $0.19.

                                                    Number             % of
% Below        Price Per       With Discount       of Shares        Outstanding
Market           Share             at 50%          Issuable            Stock
------           -----             ------          --------            -----

25%             $.1425             $.07125         28,070,176          41.28%
50%             $.095              $.0475          42,105,264          51.33%
75%             $.0475             $.02375         84,210,527          67.83%

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "CLBE." Prior to April 21, 2003, we traded under the symbol "TRFT."

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                               High($)         Low ($)
                                               -------         -------

            FISCAL YEAR 2003
            First Quarter                      $ 0.15            0.05
            Second Quarter                       2.00            0.60
            Third Quarter                        0.85            0.20
            Fourth Quarter                       0.47            0.10

            FISCAL YEAR 2004
            First Quarter                        0.29            0.15
            Second Quarter                       0.19            0.13
            Third Quarter                        0.15            0.06
            Fourth Quarter                       0.33            0.09

            FISCAL YEAR 2005
            First Quarter                        0.36            0.16
            Second Quarter                       0.23            0.12
            Third Quarter (1)                    0.21            0.19

(1) As of July 8, 2005

HOLDERS

      As of July 8, 2005, we had approximately 237 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204.

      We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

GENERAL OVERVIEW

      We are focused on providing products and platforms to the life sciences research market, both for biotech and pharmaceutical companies, as well as academic and government institutions. We are pursuing a classic "roll-up" strategy of growth by acquisition. In addition to growth through acquisition, we are building an experienced and innovative scientific staff, including several notable members of our Scientific Advisory Board that we hope will contribute breakthrough innovation in areas of biological discovery. Currently, we have four wholly owned subsidiaries, Molecula Research Laboratories, LLC, KD Medical, Inc., LifeStem, Inc. and MolecularWare, Inc. that serve niche markets in the life sciences research market. Molecula Research Laboratories and MolecularWare were acquired in 2003, KD Medical was acquired in 2004, and LifeStem was incorporated in 2004 to pursue opportunities in the rapidly expanding stem cell market.

RECENT ACCOUNTING PRONOUNCEMENTS

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

      In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 will not have a material impact on the Company's results of operations or financial position.

      In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 will not have a material impact on the Company's results of operations or financial position.

RESULTS OF OPERATIONS

      Our revenues are difficult to forecast and may vary significantly from quarter to quarter and year to year. In addition, our expense levels for each quarter are, to a significant extent, fixed in advance based upon our expectation as to the net revenues to be generated during that quarter. We therefore are generally unable to adjust spending in a timely manner to compensate for any unexpected shortfall in net revenues. Further as a result of these factors any delay in product introductions, whether due to internal delays or delays caused by third party difficulties, or any significant shortfall in demand in relation to our expectations, would have an almost immediate adverse impact on our operating results and on our ability to maintain profitability in a quarter.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2004 WITH THE YEAR ENDED DECEMBER 31, 2003

      During the year ending December 31, 2004 we experienced significant growth in revenues with sales of $300,633 compared to $11,782 in the year ending December 31, 2003. Additionally, we had other income of $12,744 compared to $44,403 in prior year 2003. We believe that with the acquisition of KD Medical, Inc. as a wholly-owned subsidiary, that had 2004 revenues of approximately $1 million, revenue will substantially increase in 2005. Additionally, Molecula Research Laboratories and KD Medical complement each other and we should be able to continue to streamline expenses and combine marketing efforts to achieve greater success in a shorter period of time.

      Cost of revenues consists of direct manufacturing costs and applied overhead expenses for the research reagent business, as well as labor costs associated with its service revenue. Cost of revenues as a percentage of net revenues were 36% in the year ended December 31, 2004, down from 48% for the year ended December 31, 2003. The cost of goods sold percentage will fluctuate from quarter to quarter because absorbed overhead increases when volume is decreasing and because labor ratios are less than optimized in manufacturing processes when revenues are lower. As revenues increases, cost of goods sold as a percentage of revenue should become more and more favorable for the company. The overall increase in the cost of goods sold during 2004 is directly attributable to the increase in net revenues.

      General and administrative (operating) expenses decreased significantly during 2004 from $2,210,728 in 2003 to $1,268,332, in 2004, despite the expenses related to the acquisition of KD Medical and our general business activity. Accordingly, total operating expenses, net of those absorbed in cost of sales, also decreased from $3,433,395 in 2003 to $2,907,577 in 2004 as we have worked to cut costs and control expenses. Our operating expenses, separate from the goodwill impairment related to the acquisition of KD Medical were $1,283,364, a material decrease from 2003.

NET INCOME (LOSS)

      Due primarily to a goodwill impairment resulting from the acquisition of KD Medical of $1,624,213, we realized a net loss of $2,700,598 for the year ended December 31, 2004 as compared to a net loss of $3,665,553 for the year ended December 31, 2003.

LIQUIDITY & CAPITAL RESOURCES

      As of March 31, 2005, we had a working capital deficit of $2,200,478. This compares to a working capital deficit of $2,302,697 as of December 31, 2004. As a result of our operating losses for the first three months ended March 31, 2005, we generated a cash flow deficit of $270,450 from operating activities. Cash flows used in investing activities was $450 during the quarter. Cash flows provided by financing activities were $54,151 for the first three months ended March 31, 2005.

      While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development.

      By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

      Our independent certified public accountant has stated in their report, dated as of March 18, 2005, that as a result of our recurring losses and our stockholders' deficiency as of December 31, 2004, these factors among others may raise substantial doubt about our ability to continue as a going concern.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on May 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 12,143,290 shares of our common stock. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

      o     $800,000 was disbursed on May 23, 2005;

      o $600,000 will be disbursed within five days of the filing of this registration statement; and

      o $600,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $800,000 pursuant to the Securities Purchase Agreement.

      The proceeds received from the sale of the secured convertible notes were used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.14 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. 50% of the warrants are exercisable until five years from the date of issuance at a purchase price of $0.20 per share. The other 50% of the warrants are exercisable until five years from the date of issuance at a purchase price of $0.35 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      Since the conversion price will be less than the market price of the common stock at the time the secured convertible notes are issued, we anticipate recognizing a charge relating to the beneficial conversion feature of the secured convertible notes during the quarter in which they are issued, including the second quarter of fiscal 2005 when $800,000 of secured convertible notes were issued.

      We will still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

      Other than as provided herein, we do not anticipate the sale or acquisition of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months.

INFLATION

      In the opinion of management, inflation has not had a material effect on our operations.

                                    BUSINESS

INTRODUCTION

      CalbaTech, Inc., formerly, Traffic Technology Inc., was organized on April 29, 2002 under the laws of the state of Nevada. On January 3, 2003, we completed an Agreement and Plan of Exchange with Traffic Technology, Inc. As a result of the acquisition, there was a change in control of the public entity, and Traffic Technology, Inc. changed its name to CalbaTech, Inc.

      We are focused on providing products and platforms to the life sciences research market, both for biotech and pharmaceutical companies, as well as academic and government institutions. We are pursuing a classic "roll-up" strategy of growth by acquisition. In addition to growth through acquisition, we are building an experienced and innovative scientific staff, including several notable members of our Scientific Advisory Board that we hope will contribute breakthrough innovation in areas of biological discovery. Currently, we have four wholly owned subsidiaries, Molecula Research Laboratories, LLC, KD Medical, Inc., LifeStem, Inc. and MolecularWare, Inc. that serve niche markets in the life sciences research market. Molecula Research Laboratories and MolecularWare were acquired in 2003, KD Medical was acquired in 2004, and LifeStem was incorporated in 2004 to pursue opportunities in the rapidly expanding stem cell market.

CORPORATE MISSION AND OBJECTIVES

      In order to accomplish our goals, we are pursuing a strategy of combining products and technologies, and the companies that provide them, into the following divisions: 1) Molecular Applications; 2) Research Reagents; and 3) Cellular Therapeutics. By pursuing such a strategy, each division should produce value added and increasing returns on shareholders' investment through cross marketing of products and geographic expansion, as well as to achieve product enhancement and efficiency.

      Our business strategy is establish shareholder value by becoming a significant new provider of research reagents, equipment and services to the life sciences market, primarily through acquisition of life science companies that share two or more of the following attributes: 1) generating revenues; 2) profitable; and 3) a supplier of products and services into the pharmaceutical research market. Rather than produce pharmaceutical products that require more than $100 million to reach the marketplace, our companies will seek to provide the products and services used by the researchers creating pharmaceutical products.

THE RESEARCH REAGENTS DIVISION

STRATEGY

      Our acquisition strategy is to combine several reagents providers into a credible commercial entity.

MOLECULA RESEARCH LABORATORIES, LLC

      Molecula Research Laboratories, LLC, located in Sterling, Virginia, is dedicated to meeting the needs of research scientists in the pharmaceutical, biotech, medical and academic research sectors by providing cell and molecular biology reagents and associated consumables. Molecula Research Laboratories, our wholly owned subsidiary, is actively expanding its product range in siRNA. Molecula Research Laboratories is also a designer, manufacturer and supplier of active antisense oligonucleotides.

      We acquired Molecula Research Laboratories in October 2003. Molecula Research Laboratories is focused on gene function solutions using RNAi technology. Their proprietary computer algorithm - T.A.R.G.E.T.? (The Advanced RNAi Guidance Evaluation Technology) system and 10 years of gene silencing experience, allows Molecula Research Laboratories to consistently deliver active RNA duplexes for specific target gene silencing.

      Molecula Research Laboratories also develops and sells numerous research reagents for cell transfection, DNA and RNA purification, protein expression, gene expression analysis and other innovative and fundamental products. Molecula Research Laboratories also sells transfection reagents, a novel IPTG replacement for increased protein expression, neuropeptides and biochemicals.

KD MEDICAL, INC

      After acquiring Molecula Research Laboratories, the next step was to establish a more competitive entity capable of comprehensively supplying the specialist media and reagent needs of cell and molecular biology researchers. We felt this could best be done through the acquisition of KD Medical, Inc., a provider of research reagents with 2004 revenues of approximately $1.1 Million. We acquired KD Medical in the last quarter of 2004. We believe the acquisition of KD Medical will substantially increase both product range and revenue in the Research Reagents Division. The product ranges of KD Medical and Molecula Research Laboratories are highly complementary, with little overlap. We believe that one of KD Medical's greatest strengths is in the supply of specialized media for culture of model research organisms such as bacteria, yeast, insects and mammalian cell lines. It also supplies products to approximately 300 National Institutes of Health laboratories, contracts invaluable for establishing new products in a favorable government setting. Its secondary products are related to molecular biology reagents. Conversely, Molecula Research Laboratories' primary focus is in the design and supply of high value molecular biology reagents such as siRNA and DNA antisense oligonucleotides. It also has reagents such as IPTG that are complementary to customized media.

      A large proportion of molecular biology research depends upon culture of a model organism, such as bacteria, fruit fly, etc., which is genetically manipulated by transfection of customized oligonucleotides (siRNA). Thus, an alliance of KD Medical and Molecula Research Laboratories will be well placed to provide a competitive single source for these culture media transfection reagents and specialized modifier molecules such as siRNA.

COMPETITIVE ANALYSIS

      Manufacturers of molecular biology products can be divided into two distinct categories within the industry. One category is the multinational companies with extensive research and development who both out-source and have in-house manufacturing facilities. The other category is the small, independent, local manufacturers such as KD Medical and Molecula Research Laboratories. While the multinationals have better brand recognition due to greater advertising and marketing resources, a group of smaller, independent, local companies, including KD Medical, have been emerging over the past ten years that are designed to compete with the three major molecular biology companies. Companies like KD Medical and Molecula Research Laboratories have lower overhead and regional shipping proximity, which we believe can result in consistent profitable record of growth. That, combined with customer acceptance, once products are in the various research institutes supply stores, gives small companies an equal access to end users which puts them on an equal footing with the large companies. Most importantly, the smaller companies fill the consumer need for quality products that are less expensive and available immediately. Our competitors include Fisher Scientific, Ambion, Proligo, and Qiagen.

CUSTOMERS

      KD Medical and Molecula Research Laboratories service five distinct customer types: 1) Federally funded research centers such as the National Institutes of Health, the Naval Medical Center, and the National Cancer
Institute; 2) Federally funded "Supply Stores" such as at the National Institutes of Health; 3) University and private research centers such as Glaxo Smith-Kline, Johnson & Johnson, Merck & Co., Pfizer Research, and Wyeth Pharmaceuticals; 4) Medical distributors such as Fisher Scientific and VWR International; and 5) Original equipment manufacturers such as Genetix, Ltd. and PML Microbiologicals, Inc.

MARKET SIZE

      The general laboratory supplies industry is 12 to $14 billion, and the molecular biology market to which KD Medical, Molecula Research Laboratories and MolecularWare provide products and services for medical research and drug discovery on which billions of dollars are spent each year. According to reports from Frost and Sullivan, the molecular biology market is approximately $600 million per year, and the RNAi market is estimated to be $48 million in 2004, growing to $328 million by 2010.

THE CELLULAR THERAPIES DIVISION

STRATEGY

      The Cellular Therapies Division was created to house our emerging interests in cellular applications, particularly those relating to the use of adult stem cells. We believe this is an emerging market in which there are major opportunities for new entrants to establish new standards through novel stem cell research techniques and business models. We are positioning us through strategic alliances to identify and take advantage of such opportunities as they emerge from the interaction between fundamental research and an evolving regulatory environment.

      To this end, we have incorporated LifeStem, Inc., to take advantage of this rapidly expanding market. In addition to advancing our business model for stem cell banking and the provision of purified stem cells to researchers, we have filed a patent application for intellectual property relating to the efficient and effective delivery of stem cells to diseased or dead areas of the heart. This device should allow for effective and efficient delivery of stem cells to heart tissue to promote regeneration post heart attack. We are currently seeking collaborative partners for this innovative device.

LIFESTEM, INC.

      The market for stem cell technology is currently $500 million, and has been estimated to grow to $30 billion by the year 2010 (Source Drug and Marketing Development). This is projected due to the growth of new cellular therapeutics based on embryonic and adult stem cells, as well as clinical applications to compete with, or complement, existing drug based therapeutics. LifeStem's strategy is to leverage our infrastructure to establish a position in the fast emerging stem cells arena and become a preferred provider of adult stem cells to the clinical researcher as part of a comprehensive package of stem cell based services. In time, we hope that elements of LifeStem's services will become standard practice in mainstream clinical applications, thus opening a much larger market to LifeStem as a cellular logistics services company.

      LifeStem is attempting to position itself to become a leading supplier of Cellular Logistics in this large new market. The company is focused on the following: (1) Providing a stem cell banking service to affluent individuals;
(2) Providing services and technologies to facilitate the efficient acquisition and delivery of purified adult stem cells to the research market; (3) Developing delivery devices for clinical applications; and (4) Developing clinical applications of specific stem cell based therapies.

STEM CELL BANKING

      The opportunity to collect and preserve healthy adult stem cells on a pre-disease basis is hoping to be a new stage in the practice of medicine. The power and promise of stem cell therapies is just beginning to be known but the development of new clinical applications and therapies is imminent.

      LifeStem is positioning itself to take advantage of this emerging market opportunity to, in effect, preserve one's healthy cells for future use for treatments known and those yet to be developed. The benefits of stem cell therapies have shown great success in the treatment of life threatening disease such as chronic heart failure and cancer. There is also significant promise that stem cells will play a prominent role in cures for other diseases such as Parkinson's, Alzheimer's and diabetes to name just a few. According to the American Cancer Society, cancer is now the number one killer of Americans surpassing heart disease. This concept has promise not only for the cure of such diseases but also in the prevention of disease though the periodic reinjection of one's own healthy stem cells in effect giving the immune system a "boost" of healthy cells.

      The current rapid progress into the application of adult stem is expected to continue leading to the generation a whole new class of therapies. These will range from chromic degenerative neurological disorders to the major causes of acute mortality such as cardiovascular disease including heart failure. As this new therapeutic potential becomes clear a set of major new markets will be created to provide fundamental cellular logistics services in adult stem cell collection, expansion and banking services. These logistical services will become essential to the efficient delivery of adult stem cell therapeutics. LifeStem intends to try and establish itself as a market leader in these segments by pioneering early service provision of these markets.

      This will be achieved offering a family of related products based on developing a core competence in delivering adult stem cell logistic services and clinical applications. These will include:

      1) An initial apharesis based adult stem cell collection and banking service to collect and store adult stem cell from individuals for future therapeutic use. The likely customer base will be in two areas:

      a)    Healthy, knowledgeable, highly motivated affluent individuals.

      b) Those individuals with family history of disease or those in at risk categories.

      Capture  of  these  early  adopters  will  be  critical  in   establishing
leadership in the early stage of the market and positioning the company for rapid growth as the adult stem cell market matures.

      2) An evolving improved adult stem cell collection and banking service utilizing stem cell expansion processes. Introduction and approval of expansion steps into the existing processes will provide the opportunity to greatly expand the market by simultaneously making the process much more patient/client friendly while significantly increasing the supply of cells. Additionally, internal cell processing costs will be reduced thus improving operating margins.

RESEARCH MARKET

      LifeStem is targeting the needs of stem cell researchers and the stem cell clinical trials market. By setting the standard/protocol, LifeStem hopes to be the service provider of choice for researchers and companies that are seeking to utilize adult stem cell for therapies entering mainstream clinical practice in the coming years.

      LifeStem will provide the clinical researcher with a reliable source of adult stem cells. Secondarily, LifeStem will provide other important research tools as part of it service, including selected customized media, cell delivery and monitoring technologies, and molecular-based quality control in and through our companies.

      The need for stem cell logistics service will become acute in the coming years for the following reasons:

            - Adult stem cell therapies are more likely to be developed before embryonic stems cell therapies due to significant governmental, legal, ethical and technical issues, which specifically restrict embryonic stem cell therapeutics;

            - Greater acceptance of autologous stem cell transfer by both patients and regulatory authorities;

            - The large body of experimental data from animal models indicating the clear clinical potential of adult stem cell therapeutics;

            - A large increase in human clinical trials, applying the knowledge gained in animal experiments to the human situation; and

            - Increased funding from both private and public sectors driven by public perception demand as evidenced recently Proposition 71 in California.

      Clinical researchers inspired by the animal model data, and mindful of clinical potential, will design research methods and plan ambitious clinical trials of adult stem cells. This will cover the entire range of clinical disciplines targeting all tissues and diseases. Prominent among these could also be cellular customization procedures which pre-treat the adult stem cells derived from generic sources with growth factors or other molecular manipulations prior to delivery to the particular diseased tissue. This would, in effect, be an extension of the methods and processes developed by LifeStem to generate a generic source of stem cells. LifeStem will leverage the expertise and experience of our other companies in the development of cellular customization and utilized established distribution channels.

DELIVERY DEVICES

      LifeStem recognizes that the demand for efficient and minimally invasive methods of delivering stem cells into diseased and/or injured tissue will be critical to any successful stem cell based therapy. To this end, LifeStem has acquired a unique and novel method for the delivery of stem cells.

      To date, researchers have been necessarily focused on elucidating the complex science of identifying, isolating, and understanding stem cells. The outcome of this body of research has been a tremendous advance in medical science, giving rise to a whole new field of medical treatment. However with the preponderance of stem research dedicated to basic science, very little work has been done in developing clinical delivery systems for stem cells. Most stem cell research and development has concentrated on cellular therapeutics as opposed to the delivery of stem cells.

      The interventional cardiology market is a multi-billion dollar industry which continues to grow. The American Heart Association estimates the total cost of coronary heart disease in 2003 to be nearly $130 billion. Contained therein is the interventional cardiology market comprised of coronary stents, peripheral stents, and percutaneous transluminal coronary angioplasty. This market is forecasted to have revenues of $4.5 billion in 2006. Additionally, Frost & Sullivan forecasts the compound annual growth rate between 2002 and 2006 for the interventional cardiology market to be 1.7% and 3.4% for the 45-54 and 55-64 age groups, respectively. Fueling this growth on the demand-side is the aging baby-boomer generation. Additionally, cardiac risk factors continue to remain unchecked in this age group. On the provider-side, the unrelenting growth in demand for interventional cardiology treatments is reflected in the sustained increase in both the number of cardiologists and cardiac catheterization labs, with annual growth rates of approximately 2.1% and 1.3%, respectively.

      Addressing the need for alternatives to existing catheter based delivery options is LifeStem's stem cell delivery device. This device is a patent pending proprietary system developed for the regeneration of cardiac muscle post heart attack. This device is designed for the targeted delivery of peripheral blood-derived autologous stem cells to diseased tissue for the purpose of regenerating healthy functional tissue. The device is a disposable sheath placed over a rigid fiber optic endoscope with attached diagnostic and delivery mechanisms. Our device allows the physician to detect dead and diseased cardiac tissue and deliver a precise amount of stem cells thereby promoting regeneration. The device is intended to be compatible with endoscopes from various manufactures.

      Although the device has been initially designed for cardiac applications, its applicability extends beyond cardiac applications. The device has the capability of delivering stem cells into all areas of the body that are accessible via an endoscope. As other stem cell related therapies are developed, LifeStem's stem cell delivery device should be well positioned to facilitate the targeted delivery of stem cells into other damaged tissues of the body. LifeStem is currently seeking a collaborative partner to develop a prototype of the device and is discussing this possibility with several medical device manufacturers.

      Additionally, LifeStem is evaluating other methods of localized delivery stem cells to injured tissue through the use of micro needle injections and other topical applicators. By introducing stem cells into a localized area of injured tissue, the clinician can ensure that the stem cells are placed in the exact area of interest in a minimally invasive fashion. By localizing the deployment of the stem cells, the aggregate number of cells needed in the treatment is reduced. This method of stem cell introduction has great applicability into cosmetic applications and treatments and is complimentary to and will be packaged with LifeStem's cosmetics applications.

CLINICAL APPLICATIONS

      Stem cells have shown great promise in their ability to grow into new healthy tissue. As a result, they have the potential to provide cures for diabetes, heart disease, Alzheimer's disease, spinal cord injuries and many other medical conditions. There are hundreds of researchers concentrating on the successful cure for these and other diseases.

An area of specific interest to LifeStem however, is the non-disease application of stem cells, notably applications specific to the cosmetic surgery market. Stem cells have been proven to aid in the healing of injured tissue and are a natural compliment to many existing cosmetic surgical procedures.

      According to the American Society of Plastic Surgeons, there were 8.7 million cosmetic surgeries performed in the United States in 2003, which is an increase of 32% from 2002. These procedures produced $8.3 Billion in fees to cosmetic surgeons in 2003 alone. Additionally, minimally invasive procedures, where stem cells will have a significant benefit, have increased over 833% since 1988. Furthermore, 45% of all cosmetic patients are repeat patients opting for elective procedures that in many instances are non reimbursable from insurance carriers. LifeStem is well placed for this market in terms of our geographical ability to serve this market as 32% of all cosmetic procedures are performed in the Western United States. Utilizing autologous adult stem cells in many cosmetic procedures present low medical risk to the patient and the potential for an improved out come.

THE MOLECULAR APPLICATIONS DIVISION

      The Molecular Applications Division currently consists of one company, MolecularWare and the bulk of the other research and development projects in various stages of development.

      We acquired MolecularWare, Inc., which is involved in bioinformatics and had developed software that offers data management software solutions for high throughput biology. MolecularWare software allows researchers to rapidly and efficiently facilitate data integration and thereby enhance high throughput screening. MolecularWare's software emphasizes data integration and allows scientists to manage and analyze data from high throughput instruments, such as liquid handling robots, microarraying robots, and microarray scanners. We are currently seeking a licensing partner for MolecularWare's software.

BUSINESS DEVELOPMENT AND CROSS MARKETING OPPORTUNITIES

      Our acquisition strategy brings together several product lines that complement each other, both in their application areas and in their target markets. This affords considerable opportunity for co-marketing and cross marketing opportunities not yet available to the individual companies.

      In  addition,   the  acquisition   strategy  brings  together   developing
technologies and intellectual property that, combined, promise the development of future products for the research, diagnostic and therapeutic markets.

      Implementation of the acquisition plan immediately generates expanded opportunities for cross marketing such that the new portfolio of products and technologies can generate an accelerated revenue stream while minimizing marketing costs. Additionally, an infrastructure has been built that enables the "plug-in" of new products or brands.

      The keys to realizing the potential of the complementary products are:

      - The customers for one product are also potential customers for another;

      - Exposure to one product results in exposure to the others;

      - Brand recognition of each product line is retained and leveraged to expose loyal customers to the other brands;

      - The internet and electronic marketing facilitate this much more than traditional marketing; and

      - Joint promotions linking brands and/or product lines.

LEVERAGING BRAND RECOGNITION AND EXISTING CUSTOMER BASE

      We believe that each of our companies already each have created brand recognition and a satisfied customer base. These can all be leveraged to cross market the products of the others. Joint promotions to each other's customer base further cements these links. The scenario is one of sister companies/brands working together, although there may be additional value in building equity in an overall marketing banner above the different entities.

TECHNOLOGY AND PRODUCT DEVELOPMENT PROCESS

      Our current development strategy is based upon the definition and completion of certain definite phases. We intend to implement a program development methodology. We will use a definitive product pipeline and a development program designed for use and reuse of common elements of hardware, software and chemware. Through the use of a phased development program and the employment of our core technologies for multiple applications where applicable, we hope to realize the benefits of cost effectiveness and various synergies that will lead to a more rapid and less costly development cycle.

PATENTS AND PROPRIETARY TECHNOLOGY

      It is our intention to vigorously protect our proprietary property through the filing of U.S. and international patent applications, both broad and specific, where necessary and reasonable. We believe we will attain both strong and broad patent protection for our technologies. We intend to protect our inventions in all major countries where significant markets for our product may be created. It is our intention that all our products be protected under various pending patents, issued patents, copyrights and trademarks.

      We have the policy of disclosing our proprietary information only under a confidentiality agreement. This agreement has a special clause regarding ownership by us of all inventions related to, or based in any way upon, our technologies.

      To this end, we have engaged Mr. Donald Bollella as IP advisor to mange our intellectual property portfolio. Mr. Bollella's twenty years of experience as an IP attorney to electronics and life sciences companies will be an important component of our growth through innovation strategy.

FILINGS

      We have filed two new provisional applications in the past year which protect concepts owned by us and developed by scientists associated with us.

      The first of these patent applications entitled "Device and methods for processing sample and detecting analytes at low concentration" is a provisional application 60/536,044 filed 01/13/04 by James Zoval, Ph.D. This application describes a concept for the isolation and purification of DNA and other biological molecules. This concept fits within the overall molecular biology/media focus of our acquisition strategy and could become an important new product line.

      The second patent application is entitled "Cardiac Stem Cell Delivery Apparatus" application number 60/571,510 filed 06/10/2004 inventor Jason Van Tassel, M.D., that describes a modification of endoscope technology which will facilitate the targeted delivery of adult stem cells to specific tissues. This approach focusing on the process of adult stem cell delivery provides us with an entry into the field of adult stem cells services.

      A utility patent application entitled DEVICE AND METHODS FOR TREATMENT OF NECROTIC TISSUE USING STEM CELLS, dated June 10, 2005, claims the benefit of US Provisional Patent Application Serial No. 60/578,510 was filed June 10, 2004, which is incorporated in its entirety within the current filing. The current filing relates in general to medical devices and methods, and in particular, to stem cell therapies for the treatment of necrotic tissue. Additional methods and uses are provided in the filing for uses and therapies using stem cells for orthopedic, gastrointestinal and gynecological purposes.

      In addition to the foregoing, a patent application, from Gerald Huth, Ph.D. relating to the application of porous silica technology will be filed in the near future.

EMPLOYEES

      At July 1, 2005, we had approximately 19 employees, including six in management, two in administrative, two in sales, and nine in production and shipping. There exist no organized labor agreements or union agreements between our employees and us. The Company has employment agreements with its founders and executive officers, Messrs. DeOlden, Deese and Gordon. We believe that our relations with our employees are good.

                            DESCRIPTION OF PROPERTIES

      Our principal executive offices are located at 15375 Barranca Parkway, Suite I-101, Irvine, California 92618, and our telephone number is (949) 450-9910. We and our subsidiary LifeStem, Inc. occupy approximately 2,900 square feet of office space in a building in Irvine, California under a lease expiring in July 2007. The monthly rent is $4,171. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

      Molecula's facility is located at 22863 Bryant Court, Suite 102, Sterling, Virginia 20166. The facility consists of approximately 2,900 square feet of space and is a fully equipped oligonucleotide production facility. It has general labs for QC, cell culture, microarray analysis and general molecular biology. The facility also contains a large warehouse that can be used for the distribution of product. This facility is under a lease expiring in May 2007 with monthly rent of $2,810.

      KD's facility is located at 6935-A Oakland Mills Road, Columbia, MD. It is a 6,875 square foot facility under a lease expiring in November 2005. The monthly rent is $8,952. The facility has two clean rooms for sterile production, a medical packaging room for contract medical packaging, a large warehouse and a walk in cold box.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

      In May 2005 Digene Corporation received a default judgment of $528,613, inclusive of interest, against K-D Medical, Inc., one of our subsidiaries. The default judgment was received in Superior Court, Howard County, State of Maryland. We nor KD Medical were aware of such proceedings and we intend to take all steps necessary to contest the validity of such claim on behalf of K-D Medical, Inc.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                 Age         Position
--------------------------------------------------------------------------------
James DeOlden        36          Chief Executive Officer and Director
Edward H. Deese      41          President, Chief Operating Officer and Director
John Gordon          46          Chief Technology Officer and Director

      Directors  are  elected  to  serve  until  the  next  annual   meeting  of
stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

      Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

JAMES DEOLDEN, ESQ. - CHIEF EXECUTIVE OFFICER, DIRECTOR

      Mr. DeOlden has been our Chief Executive Officer and a director since our inception in April 2002. Mr. DeOlden is an attorney admitted to the California Bar and practices transactional and securities law in Irvine, California. Mr. DeOlden opened the Law Offices of James DeOlden in January 2000. Mr. DeOlden, in conjunction with being one of our founders, maintains a few select clients in his small law practice but is mostly focusing on the growth and development of our company. Mr. DeOlden currently represents or has represented both publicly traded and private companies, with the focus being on emerging growth companies in various stages of corporate existence or development. Mr. DeOlden received his B.A. in History from Virginia Commonwealth University in 1996 and his J.D. from Whittier Law School in 1998.

EDWARD H. DEESE - PRESIDENT, CHIEF OPERATING OFFICER, DIRECTOR

      Mr. Deese has been our President, Chief Operating Officer and a director since our inception in April 2002. Mr. Deese has been involved in entrepreneurial business development for the past 17 years. From June 1995 until our formation in April 2002, Mr. Deese was a founder, Director, and Chief Operating Officer of Burstein Technologies, Inc., an Irvine, California bio-technology company. Prior to Burstein Technologies, Mr. Deese served in a variety of entrepreneurial ventures, including three companies that went public through IPOs. From August 2002 until December 2002, Mr. Deese also served as the interim Chief Operating Officer and a director of Largo Vista Corp., a Newport Beach, California company that purchases and resells liquid petroleum gas. Mr. Deese received his B.S. in Economics from the University of California, Irvine in 1985.

JOHN GORDON, PH.D. - CHIEF TECHNOLOGY OFFICER, DIRECTOR

      Dr. Gordon, has been our Chief Technology Officer and a director since our inception in April 2002. Dr. Gordon is an experienced immunologist/biochemist. Dr. Gordon is the pioneer of a biomedical technology based on exploiting Compact Disc technology that involves technologies used in drug screening and diagnostics. The bio-compact disc enables chemical and biological testing to be performed within modified optical discs, using either a stand-alone instrument that acts as the optical disc reader, or a slightly modified disc drive that plugs into a standard personal computer. Prior to serving with us, from December 1999 until June 2003, Dr. Gordon was the Senior Director of Assay Development for Burstein Technologies, Inc. in Irvine, California developing the aforementioned biomedical compact disc technology. Dr. Gordon received his B.Sc. Honors in Cell Biology from the University of Glasgow in 1982 and his Ph.D. Biochemistry from the University of Glasgow in 1989.

SCIENTIFIC ADVISORY BOARD

      We have engaged the services of the following individuals as members of our Scientific Advisory Board. Members are encouraged to submit new ideas to us and to advise us on our business activities, technology and product development.

KARY B. MULLIS, PH.D.

      Dr. Kary Mullis received the 1993 Nobel Prize in chemistry for his invention of the polymerase chain reaction (PCR). A method of amplifying DNA, PCR multiplies a single microscopic strand of genetic material billions of times within minutes. The process has multiple applications in medicine, genetics, biotechnology, and forensics. Dr. Mullis has authored several major patents. His patented inventions include the PCR technology and an UV-sensitive plastic that changes color in response to light.

      From 1973 to 1977, Dr. Mullis was a postdoctoral fellow in pediatric cardiology at the University of Kansas Medical School, with an emphasis in the areas of angiostensin and pulmonary vascular physiology. From 1977 to 1979, Dr. Mullis did postdoctoral work in pharmaceutical chemistry at the University of California in San Francisco. Dr. Mullis joined the Cetus Corporation in
California as a DNA chemist in 1979 where he conducted research on oligonucleotide synthesis and invented the polymerase chain reaction. In 1986, Dr. Mullis was named director of molecular biology at Xytronyx, Inc. in San Diego, where his work concentrated on DNA technology and photochemistry. In 1987, Dr. Mullis began consulting on nucleic acid chemistry for more than a dozen corporations, including: Angenics, Cytometrics, Eastman Kodak, Abbott Labs, Milligen/Biosearch and Specialty Laboratories.

      Dr. Mullis holds a Ph.D. from the University of California at Berkeley and a B.S. from the Georgia Institute of Technology.

DAVID O'BRYAN, PH.D.

      Dr. O'Bryan, B.S. (1969) from Boston College, Ph.D., Medical Sciences - Biochemistry from Boston University Medical School, served as a senior vice president at SmithKline Beecham Clinical Labs. Dr. O'Bryan has spent 28+ years working in the clinical testing industry. Dr. O'Bryan is extremely well connected in the diagnostic industry and has significant experience in gaining access to new technology. On behalf of SmithKline Beecham Clinical Labs, he negotiated the first license to PCR from Roche Diagnostics. In the last two years, he secured the first license to HCV nucleic acid testing from Chiron Diagnostics and a license for the exclusive use of patented gene sequences used to diagnose Hereditary Hemachromatosis from Progenitor with an ability to sub license other service providers. Dr. O'Bryan is playing a major role in strategy development.

GERALD C. HUTH, PH.D.

      Dr. Huth, Ph.D. in Physics has a long successful history of innovative product development beginning with his invention of the Avalanche Photodetection sensors, and revolutionary invention which replaced photomultiplier tubes with a solid state silicon equivalent. Dr. Huth created and directed the Department of Physics at the University of Southern California where many technologies were created and developed for commercial applications through a long association with the NIH and the DOE. In 1985 Dr. Huth founded Xsirius Scientific, Inc. to commercialize ideas generated by university colleagues around the world. Xsirius Scientific was completed an IPO in 1986 and was listed on NASDAQ. Two subsidiaries of Xsirius were also developed by Dr. Huth and completed IPOs and were listed on NASDAQ. Dr. Huth is actively providing new ideas and intellectual property to CalbaTech.

PAUL HEANEY, PH.D.

      Dr. Heaney, Ph.D. Medicinal Chemistry, has a successful track record of leading and managing technology innovation, development and product commercialization in many fields of Life Sciences, including Biotechnology, Clinical Diagnostics and Pharmaceutical Discovery. His two most recent companies, Sequenom and Orchid Biosciences, achieved tremendous initial public offering success and are leaders in their fields of genomics, biochemical analysis and lab-on-chip instrumentation. As Executive Vice President of Research and Technology at Sequenom, Dr. Heaney's team was responsible for the development of the highly acclaimed and commercially successful chip- based MassARRAY Genotyping Platform. This platform, which has become the industry standard for Genetic Variation Analysis, was chosen by leaders of the Human Genome Project at the Whitehead Institute and the Sanger Centre.

JASON VAN TASSEL, M.D.

      Dr. Jason Van Tassel, the inventor of LifeStem's stem cell delivery device, is currently in medical practice specializing in Otolaryngology, Facial Plastic and Reconstructive Surgery in Beverly Hills, CA. Dr. Van Tassel attended Georgetown University School of Medicine in Washington D.C., graduating with Honors in 1997. Dr. Van Tassel was accepted into the well-known Department of Otolaryngology, Head and Neck Surgery Residency program at the University of Arkansas for Medical Sciences, headed by world famous Dr. James Suen. Upon completion of his residency, Dr. Van Tassel joined the faculty at the University of California Irvine in the Department of Facial Plastic and Reconstructive Surgery, completing a fellowship in 2003. He is currently board certified in Otolaryngology and board eligible in Facial Plastic and Reconstructive Surgery.

      Prior to beginning his practice of medicine in Los Angeles, Dr. Van Tassel worked at Hybritech Inc., where he performed research investigating manufacturing processes related to monoclonal antibody test assays, an area of specific interest to CalbaTech. In addition, Dr. Van Tassel also investigated retinal signal transduction pathways for the Department of Neurosciences at San Diego State under Dr. Gregory Harris, Ph.D., also an area of significant potential interest for CalbaTech.

                             EXECUTIVE COMPENSATION

      The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2004, 2003 and 2002 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                                  Other
                                                                  Annual       Restricted      Options      LTIP
   Name & Principal                   Salary         Bonus        Compen-        Stock          SARs       Payouts     All Other
       Position             Year        ($)           ($)         sation ($)    Awards($)        (#)         ($)     Compensation
--------------------------  ------  ------------  ------------  ------------  -------------  -----------  ---------  --------------
James DeOlden               2004           0 (1)       0             0         $316,872 (2)      -            -            -
  Chief Executive Officer   2003      14,000           0             0             -             -            -            -
                            2002           0           0             0             -             -            -            -
--------------------------  ------  ------------  ------------  ------------  -------------  -----------  ---------  --------------
Edward Deese                2004      93,500 (1)       0             0         $266,837 (2)      -            -            -
  Chief Operating Officer   2003      74,500           0             0             -             -            -            -
                            2002      12,000           0             0             -             -            -            -
--------------------------  ------  ------------  ------------  ------------  -------------  -----------  ---------  --------------
John Gordon                 2004      14,542 (1)       0             0         $322,278 (2)      -            -            -
  Chief Operating Officer   2003           0           0             0             -             -            -            -
                            2002           0           0             0             -             -            -            -

(1) These salaries have not been paid in full, either in payments in restricted stock nor cash, therefore, such outstanding amounts have carried over through 2004.

(2) These awards of restricted stock were in lieu of unpaid salaries and other compensation due from inception of the Company through December 31, 2003

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      During the fiscal year ended December 31, 2004, no stock or stock options were granted.

STOCK OPTION PLANS

      The Company adopted a Stock Option Plan in 2003 and allocated 10,000,000 shares to this plan. The purpose of this plan is as follows:

      A. Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

      B. Encourage selected employees, directors and consultants to accept or continue employment or association with the Company; and

      C. Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company.. The Company had not issued any Stock Options pursuant to the Plan included therein to any employees as of December 31, 2003.

      As of July 1, 2005, there were no stock options granted under the 2003 plan that were outstanding.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the past two years, and not as otherwise disclosed of in any other filing, there have not been any transactions that have occurred between us and our officers, directors, or five percent or greater shareholders, unless listed below.

      From time to time our officers and shareholders advance funds to us. The note payable-related parties balance outstanding was $66,713 and $36,635 as of December 31, 2004 and 2003, respectively. No formal arrangements or repayment terms exist. Certain of our officers and directors are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between us and our officers and directors. We will attempt to resolve such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of us or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to us.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of July 8, 2005

      o by each person who is known by us to beneficially own more than 5% of our common stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.

                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Edward H. Deese                 Common Stock        5,000,000          12.52%               5.18%
15375 Barranca Parkway
Suite I-101
Irvine, California 92618

James DeOlden                   Common Stock        5,000,000          12.52%               5.18%
15375 Barranca Parkway
Suite I-101
Irvine, California 92618

John Gordon                     Common Stock        5,713,468          14.31%               5.92%
15375 Barranca Parkway
Suite I-101
Irvine, California 92618

All Officers and Directors      Common Stock       15,713,468          39.35%              16.28%
As a Group (3 persons)

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 8, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 39,929,740 shares issued and outstanding on July 8, 2005.

(3) Percentage based on 96,517,476 shares of common stock outstanding after the offering, assuming that all shares registered are sold.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

      We are authorized to issue up to 200,000,000 shares of common stock, par value $.001. As of July 8, 2005, there were 39,929,740 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have engaged Transfer Online, Inc., located in Portland, Oregon, as independent transfer agent or registrar.

PREFERRED STOCK

      We are authorized to issue up to 25,000,000 shares of Preferred Stock, par value $.001. As of July 8, 2005, there were 1,250,000 shares of Class A Preferred Stock outstanding. Each share of Class A Preferred is convertible into
1.5 share of our common stock.

OPTIONS

      There are currently no outstanding options to purchase shares of our common stock.

WARRANTS

      In connection with a Securities Purchase Agreement dated May 23, 2005, we have issued 4,857,316 warrants to purchase shares of common stock and are obligated to issue 7,285,974 additional warrants. The warrants exercisable until five years from the date of issuance, with 50% of the warrants exercisable at a purchase price of $0.20 per share and the other 50% of the warrants exercisable at a purchase price of $0.35 per share.

CONVERTIBLE SECURITIES

      Not including approximately 4,857,316 shares of common stock issuable upon exercise of outstanding warrants and 7,285,974 warrants that we are obligated to issue in the near future, approximately 9,060,023 shares of common stock are issuable upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated May 23, 2005. The 7,285,974 warrants to shares of common stock that we are obligated to issue in the near future are to be issued pursuant to the Securities Purchase Agreement dated May 23, 2005, which requires that 3,642,987 warrants be issued together with $600,000 in secured convertible notes within five days of the filing of this registration statement and 3,642,987 warrants be issued together with $600,000 in secured convertible notes within five days from the effective date of this prospectus.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on May 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes, and (ii) warrants to purchase 12,143,290 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

      o     $800,000 was disbursed on May 23, 2005;

      o $600,000 will be disbursed within five days of the filing of this registration statement; and

      o $600,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $800,000 pursuant to the Securities Purchase Agreement.

      The notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.14; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.15 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

      Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

      We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.1647. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

      The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance, with 50% of the warrants exercisable at a purchase price of $0.20 per share and the other 50% of the warrants exercisable at a purchase price of $0.35 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                         Total
                     Total Shares of   Percentage                                                           Percentage
                      Common Stock     of Common     Shares of                                 Beneficial   of Common
                      Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                      Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
                       Notes              Full       Prospectus    Before the  Owned Before    Offering     Offering
    Name             and/or Warrants*   Conversion       (1)       Offering**   Offering**        (4)           (4)
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.    16,701,640       29.75%         Up to         2,097,141 (2)  4.99%            --            --
(3)                                                   27,501,640
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified         11,924,834       23.22%         Up to         2,097,141 (2)  4.99%            --            --
Partners, LLC (3)                                     19,635,944
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Partners, LLC      5,120,462       11.49%         Up to         2,097,141 (2)  4.99%            --            --
(3)                                                   8,431,573
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
New Millennium           618,580        1.54%         Up to           618,580      1.54%            --            --
Capital Partners                                      1,018,579
II, LLC (3)                                           shares of
                                                      common stock

* This column represents an estimated number based on a conversion price as of a recent date of July 8, 2005 of $.09, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on July 8, 2005, the secured convertible notes would have had a conversion price of $.09. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on May 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 12,143,290 shares of our common stock.

      The investors are obligated to provide us with the funds as follows:

      o     $800,000 was disbursed on May 23, 2005;

      o $600,000 will be disbursed within five days of the filing of this registration statement; and

      o $600,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $800,000 pursuant to the Securities Purchase Agreement.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.14; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.15 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

      Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

      We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.1647. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

      The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $600,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

      o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

      o     Fail to pay the principal or interest when due;

      o Do not issue shares of common stock upon receipt of a conversion notice;

      o Fail to file a registration statement within 45 days after May 23, 2005 or fail to have the registration statement effective within 100 days after May 23, 2005;

      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

      o     Breach  any  representation  or  warranty  made  in  the  Securities
            Purchase   Agreement  or  other  document   executed  in  connection
            therewith;

      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

      o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

      50% of the warrants are exercisable until five years from the date of issuance at a purchase price of $0.20 per share. The other 50% of the warrants are exercisable until five years from the date of issuance at a purchase price of $0.35 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated May 23, 2005.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      A  complete  copy  of  the  Securities  Purchase  Agreements  and  related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

      The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $2,000,000 of secured convertible notes on July 8, 2005, at a conversion price of $0.09, the number of shares issuable upon conversion would be:

$2,000,000/$0.09 = 22,222,223 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of July 7, 2005 of $0.19.

                                                   Number               % of
% Below       Price Per       With Discount      of Shares           Outstanding
Market          Share            at 50%           Issuable              Stock
------          -----            ------           --------              -----

25%            $.1425            $.07125          28,070,176            41.28%
50%            $.095             $.0475           42,105,264            51.33%
75%            $.0475            $.02375          84,210,527            67.83%

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      DeJoya & Company, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and for the year then ended that appear in the prospectus. Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003 and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firms' opinions based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of CalbaTech, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                 CALBATECH, INC.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firms                              F-1 to F-2
Consolidated Balance Sheets as of December 31,
         2004 and 2003                                                                       F-3
Consolidated Statements of Loss for the years
         ended December 31, 2004 and 2003                                                    F-4
Statement of Deficiency in Stockholders' Equity for the years ended
         December 31, 2004 and 2003                                                   F-5 to F-9
Consolidated Statements of Cash Flows for the years ended
         December 31, 2004 and 2003                                                 F-10 to F-11
Notes to Financial Statements                                                       F-12 to F-28

Condensed Consolidated Balance Sheets as of March 31, 2005 (Unaudited)
         and December 31, 2004                                                              F-29
Condensed Consolidated Statements of Income (Losses) for the three
         months ended March 31, 2005 and 2004 (Unaudited)                                   F-30
Condensed Consolidated Statements of Cash Flows for the three months
         ended March 31, 2005 and 2004 (Unaudited)                                          F-31
Notes to the Condensed Consolidated Financial Statements (Unaudited)                F-32 to F-40

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

                                DE JOYA & COMPANY
                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
                          2425 W. HORIZON RIDGE PARKWAY
                             HENDERSON, NEVADA 89052
                            TELEPHONE (702) 563-1600
                            FACSIMILE (702) 920-8049

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of CalbaTech, Inc.
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheet of CalbaTech, Inc. as of December 31, 2004, and the related consolidated statements of loss, deficiency in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CalbaTech, Inc. as of December 31, 2004, and the consolidated results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note P to the accompanying financial statements, the Company has incurred a net loss of $2,700,598 for the year ended December 31, 2004. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note P. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DeJoya & Company
----------------------------
Certified Public Accountants
Henderson, Nevada
March 18, 2005

          REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
CalbaTech, Inc.
Irvine, CA 90064

We have audited the accompanying consolidated balance sheet of CalbaTech, Inc. as of December 31, 2003 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based upon our audit.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CalbaTech, Inc. at December 31, 2003 and the results of its operations and its cash flows for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note P to the accompanying financial statements, the Company is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern.
Management's plans in regard to this matter are described in Note P. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
--------------------------------------------
Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
April 13, 2004

                                 CALBATECH, INC.
                           CONSOLIDATED BALANCE SHEETS
                                     AUDITED

                                                              December 31,
                                                          2004           2003

                                     ASSETS
CURRENT ASSETS:
  Cash                                               $     38,895  $     17,894
  Accounts Receivable-net of allowance of                 134,373        10,763
   $42,764 and $-, respectively
  Inventory                                                77,045            --
  Prepaid Expenses                                         37,923            --
        Total Current Assets:                             288,236        28,657

Fixed Assets-Net                                          105,647        27,379
                                                          393,883        56,036

               LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                   798,838     1,130,903
  Capital leases payable-short term portion                 5,923         8,915
  Notes payable - Banks (Note F)                           60,435        61,276
  Notes payable (including $266,713 and $36,635,
   respectively to related parties) (Note E)              901,986        86,635
  Settlement Liability (Note Q)                           528,613            --
  Convertible notes payable, (including $100,000 to
   Related parties on December 31, 2004 and 2003)
   (Note G)                                               295,138       800,000
    Total Current Liabilities:                          2,590,933     2,087,729

Long Term Debt
  Capital leases payable - long term                       23,740         2,636

    Total Liabilities                                   2,614,673     2,090,365

                         COMMITMENTS AND CONTINGENCIES

DEFICIENCY IN STOCKHOLDERS' EQUITY
Convertible Preferred Stock, par value $0.001
per share; 25,000,000
shares authorized; 1,250,000 and zero shares
issued and outstanding as of
December 31, 2004 and 2003, respectively                    1,250            --

Common Stock, par value $0.001
per share; 200,000,000 shares
authorized, 33,939,945 and
15,856,393 shares issued and
outstanding as of December 31,
2004 and December 31, 2003
respectively                                               33,940        15,856
Common stock subscription                                 247,000       137,700
Additional paid in capital                              4,111,103     1,705,740
Treasury stock, at cost                                   (30,795)      (10,935)
Accumulated Deficit during development stage           (6,583,288)   (3,882,690)
    Total Deficiency in Stockholders' Equity           (2,220,790)   (2,034,329)

                                                          393,883      56,036

                See notes to consolidated financial statements.

                                 CALBATECH, INC.
                         CONSOLIDATED STATEMENTS OF LOSS
                                     AUDITED

                                                    Year ended December 31,
                                                     2004             2003

REVENUES:

  Net Sales                                     $    300,633      $     11,782
  Cost of sales                                     (106,759)           (5,634)
  Gross Profit                                       193,874             6,148

OPERATING EXPENSES

  Selling and administrative                       1,268,331         2,210,728
  Goodwill impairment                              1,624,213         1,226,652
  Depreciation and amortization                       15,032             2,163
  Total Operating Expenses                         2,907,576         3,439,543

LOSS FROM OPERATIONS                              (2,713,702)       (3,433,395)

  Other Income                                        12,744            44,403
  Reduction in liability from settlement of
  debt with acquisition                               91,662                --
  Interest (expense), net                            (91,302)         (276,561)

Net Income (Loss) before income taxes             (2,700,598)       (3,665,553)

Income taxes                                              --                --

NET INCOME (LOSS)                                 (2,700,598)       (3,665,553)

Beneficial conversion discount-
preferred stock dividend                                  --          (124,334)

Net income (loss) available to common
stockholders                                      (2,700,598)       (3,789,887)

Net income (loss) per common share
(basic and assuming dilution)                          (0.11)            (0.32)

Weighted average common shares outstanding        24,170,907        11,885,371

                See notes to consolidated financial statements.

                                 CALBATECH, INC.
                 STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                     AUDITED

                                                         Add'l                 Treasury                 Common
          Preferred      Stock      Common     Stock    Paid in     Treasury    Stock      Subscrip      Stock     Accumul
           Shares       Amount      Shares     Amount   Capital      Shares     Amount       Shares     Subscrip   Deficit    Total
Balance at
December 31,
2002        -                -      9,999,999   10,000         -          -          -          -           -     (92,803) (82,803)
Balance of TTI
common shares
prior to merger
(post March 28,
2003 reverse
split)      -                -      1,199,491    1,199         -          -          -          -           -           -    1,199
Issuance of TTI
common stock to
CTI founders in
connection with
reverse merger
(post March 28,
2003 reverse stock
split)      -                -      5,766,591    5,767         -          -          -          -          -           -     5,767
Issuance of common
stock subscription
to founders in
connection with
reverse merger
(post March 28,
2003 reverse stock
split)      -               -               -        -         -           -         -   3,939,882      3,940         -      3,940
Assumption of
treasury stock in
connection with
reverse merger on
March 28, 2003
(post reverse
split)     -                -              -         -         -     213,611    (10,935)         -          -         -    (10,935)
Cancellation of
common stock in
connection with
reverse merger on
March 28, 2003
           -                -     (9,999,999)   (10,000)       -           -          -          -          -         -    (10,000)
Common Stock
issued on May 2,
2003 for
acquisition at
$0.01 per share
           -                -      3,939,882      3,940        -           -          -  (3,939,882)    (3,940)       -          -
Common stock
issued on May 2,
2003 for services
rendered at $0.59
per share
          -                 -        285,000        285   167,865          -          -           -          -        -    168,150
Common stock
issued on May 2,
2003 to officers
compensation at
$0.59 per share
                                     225,000        225   132,525          -          -           -         -        -     132,750
Common stock
issued on May 13,
2003 for services
rendered at $1.20
per share
          -                -          20,000         20    20,380          -          -           -         -         -      20,400
Common stock
issued on June 25,
2003 for services
rendered at $0.70
per share
          -                -         107,500        107    63,318          -          -           -         -         -      63,425
Subtotal  -                -      11,543,464     11,543   384,088    213,611    (10,935)          -         -   (92,803)    291,893

Issuance of common
stock subscription
on July 1, 2002 in
connection  with
the acquisition of
MolecularWare, Inc
at $0.46 per share
          -                -               -          -         -          -          -      300,000   137,700        -     137,700
Common stock
issued on August
7, 2003 for
services rendered
at $0.27 per share
          -                -         300,000        300    81,300          -          -            -         -        -      81,600
Common stock
issued on August
18, 2003 for
services rendered
at $0.33 per share
         -                 -         500,000        500   164,500          -          -            -         -        -     165,000
Common stock
issued on
September 9, 2003
for services
rendered at $0.36
per share
         -                 -         100,000        100    35,600          -          -            -         -        -      35,700
Preferred stock
issued on
September 29, 2003
in conversion of
notes payable at
$1.00 per share
    117,000              117               -          -   116,883          -          -            -         -        -     117,000
Preferred stock
issued on
September 29, 2003
in payment of
interest on notes
payable at $1.00
per share
      7,334                7               -          -     7,327          -           -           -         -        -       7,334
Common stock
issued on October
2, 2003 for
services rendered
at $0.40 per share
         -                 -         330,000       330    131,670          -           -           -         -       -      132,000
Sale of common
stock on October
2, 2003 at $0.25
per share
         -                 -          40,000        40      9,960          -           -           -         -       -       10,000
Common stock
issued on November
5, 2003 for
services rendered
at $0.17 per share
         -                 -        300,000        300    50,700           -           -           -         -       -       51,000
Cancellation of
preferred shares
due to debt
forgiveness
   (33,403)              (33)             -          -   (33,370)          -           -           -         -       -     (33,403)
Common stock
issued on November
19, 2003 for
services rendered
at $0.19 per share
         -                 -        140,000        140    26,460          -            -           -         -       -      26,600
Common stock
issued on December
4, 2003 for
services rendered
at $0.23 per share
         -                 -        440,000        440   100,760          -            -           -          -       -    101,200
Sale of common
stock on December
4, 2003 at $0.25
per share
         -                 -        400,000        400    99,600          -            -           -          -      -     100,000

Issuance of common
stock on December
4, 2003 in
connection with
the acquisition of
Molecular Research
Labs at $0.40 per
share
         -                 -        500,000        500   199,500          -            -           -          -      -     200,000
Conversion of
preferred stock to
common stock on
December 22, 2003
at a conversion at
a conversion rate
of 13.88 shares of
common per
preferred share
   (90,931)             (91)     1,262,929      1,263    (1,172)          -            -           -          -      -         -
Beneficial
interest
adjustment for
convertible debts
         -                -              -          -    200,000          -            -           -          -      -   200,000
Beneficial
preferred stock
dividend
         -                -              -          -    124,334          -            -           -         -       -    124,334
Stock based
compensation for
the issuance of
stock options to
consultants in
exchange for
services
         -                -              -          -      7,600          -            -           -         -       -      7,600
Net Loss
      -                -              -          -          -          -            -           -         - (3,789,887) (3,789,887)
Balance as of
December 31, 2003
      -                -     15,856,393     15,856   1,705,740    213,611     (10,935)    300,000   137,700 (3,882,690) (2,034,329)
Common stock
issued on January
27, 2004 for
services rendered
at $0.15 per share
      -                -        300,000        300      44,700          -           -           -         -          -      45,000
Sale of common
stock on February
23, 2004 for $0.25
per share
      -                -        140,000        140      34,860          -           -           -         -         -       35,000
Common stock
issued on February
23, 2004 for
acquisition at
$0.459 per share
      -                -        131,109        131     60,048           -           -   (131,109)   (60,179)        -            -
Common stock
issued on February
23, 2004 for
license rights at
$0.19 per share
      -                -        100,000        100     18,900           -           -          -          -         -       19,000
Common stock
issued on February
23, 2004 for
services rendered
at $0.19 per share
      -                -        915,000        915    172,935           -           -          -          -         -      173,850
Common stock
issued on February
23, 2004 for
officers
compensation at
$0.17 per share
      -                -     4,766,498       4,767   797,797            -           -           -         -          -     802,564

Common stock
subscription
cancelled in
April, 2004
settlement of debt
from acquisition
of MolecularWare
       -               -             -           -         -            -           -    (168,891)  (77,521)         -     (77,521)
Sale of common
stock on April 15,
2004 at $0.17 per
share
       -              -      1,000,000       1,000   169,000            -           -          -          -          -      170,000
Sale of preferred
stock on April 15,
2004 at
approximately
$0.20 per share
convertible to
common shares at a
ratio of 1.5:1
 1,250,000        1,250              -            -   328,750           -            -         -          -           -     330,000
Common stock
issued on June 7,
2004 for services
rendered at $0.14
per share
        -             -         75,000          75     10,425           -            -         -          -           -      10,500
Common stock
issued on June 25,
2004 as settlement
of debt at $0.13
per share
        -             -        100,000         100     12,900          -             -         -          -          -       13,000
Common stock
issued on August
6, 2004 for
services rendered
at $0.10 per share
        -             -        300,000         300     29,700          -            -          -          -          -       30,000
Common stock
issued on
September 1, 2004
as settlement of
debt at $0.06 per
share
        -             -       900,000          900     62,042          -            -          -          -         -        62,942
Common stock
issued on
September 1, 2004
for services
rendered at $0.06
per share
        -            -       323,000           323     19,057          -            -          -          -         -        19,380
Purchase of Common
stock as treasury
on September 2,
2004 at
approximately
$0.10 per share
                                                                 40,000        (4,140)         -          -         -       (4,140)
Common stock
issued on
September 13, 2004
for services
rendered at $0.10
per share
       -             -       50,000            50       4,950         -              -         -          -         -        5,000
Sale of common
stock on September
29, 2004 at $0.06
per share
       -             -    2,100,002         2,100     123,900         -             -          -          -         -      126,000
Sale of common
stock on September
30, 2004 at $0.06
per share
       -             -      833,334           833      49,167         -             -          -          -         -       50,000
Sale of common
stock on October
19, 2004 at $0.06
per share
       -             -      166,667           167       9,833         -             -          -          -         -       10,000

Common stock
issued on October
26, 2004 for
services rendered
at $0.22 per share
       -             -      120,000           120      26,280         -             -          -          -          -      26,400
Purchase of Common
stock as treasury
in October, 2004
at approximately
$0.13 per share
       -             -            -             -           -     122,500     (15,720)        -          -          -      (15,720)
Sale of common
stock on November
2, 2004 at $0.06
per share
       -             -    1,333,334         1,333      78,667          -            -         -          -          -       80,000
Issuance of common
stock subscription
in connection with
the acquisition of
K-D Medical at
$0.26 per share
       -            -             -             -           -          -            -    950,000    247,000         -      247,000
Sale of common
stock on November
16, 2004 at $0.06
per share
       -           -     2,195,334          2,195     129,525          -            -          -          -         -      131,720
Sale of common
stock on November
17, 2004 at $0.06
per share
       -           -     1,700,334          1,700     100,320          -            -          -          -         -      102,020
Common stock
issued on November
17, 2004 for
services rendered
at $0.26 per share
       -           -       140,000            140      36,260          -            -          -          -         -        36,400
Sale of common
stock on November
23, 2004 at $0.06
per share
       -           -       166,667            167       9,833          -            -          -          -         -        10,000
Sale of common
stock on December
21, 2004 at $0.11
per share
       -           -       227,273            227      24,773          -            -          -          -         -        25,000
Debt Forgiveness
By Shareholder                                                                                                   50,741      50,741
Net Loss
       -           -             -              -           -          -            -          -          - (2,700,598) (2,700,598)
Balance at
December 31, 2004
1,250,000      1,250    33,939,945         33,940   4,141,103     376,111     (30,795)   950,000    247,000 (6,583,288) (2,220,790)

                 See notes to consolidated financial statements.

                                 CALBATECH, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     AUDITED

                                                        Year ended December 31,
                                                         2004           2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                             $(2,700,598)   $(3,789,887)
Adjustments to reconcile net loss to
net cash used in operating activities:
Adjustments for depreciation and amortization             15,032          2,163
Common stock issued in connection
with reverse merger, net                                      --        (10,029)
Common stock subscribed in
connection with acquisition of
MolecularWare, Inc.                                           --        137,700
Common stock issued in connection
with the acquisition of Molecular
Research Labs                                                 --        200,000
Common stock subscribed in
connection with acquisition of KD Medical                247,000
Stock based compensation for
issuance of stock options to
consultants in exchange for services                          --          7,600
Beneficial conversion discount-
interest expenses in connection with
convertible debt                                              --        200,000
Beneficial conversion discount-
preferred stock dividend in
connection with convertible debt                              --        124,334
Debt issued in connection with acquisition               150,000        600,000
Debt reduction from settlement of
debt issued with acquisition                            (145,136)            --
Debt assumed in connection with acquisition              941,215         11,551
Common stock issued in connection
with license acquisition                                  19,000             --
Common stock issued or subscribed in
connection with services rendered                        346,530        845,075
Common stock issued for officer
compensation                                             802,564        132,750
Common stock issued in settlement of debt                 75,942
Debt forgiveness by shareholder                           50,741             --
Bad debts written off                                         --          9,211
Preferred stock issued as payment
for interest                                                  --          7,334
Debt forgiveness-cancellation of
convertible preferred stock                                   --        (33,403)
(Increase) decrease in:
Accounts receivable                                     (123,609)       (19,974)
Inventory                                                (77,045)            --
Prepaid expenses                                         (37,923)       200,000
Related party loan                                            --             --
Prepaid expenses                                              --             --
Increase (decrease) in:
Accounts payable and accrued expenses                   (332,066)     1,066,872
Net cash provided by (used in)
operating activities                                    (768,353)      (308,703)

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisition of treasury stock                            (19,860)            --
Acquisition for fixed assets                             (93,300)       (29,542)
Net cash used in investing activities                   (113,160)       (29,542)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from issuance of common stock, net              739,740        110,000
Proceeds from issuance of preferred
stock, net                                               330,000             --
Proceeds from lines of credit                                 --         61,276
Advances from (to) shareholder                            30,078          6,635
Payment on notes payable                                (224,100)       (52,500)
Proceeds from issuance of notes payable                   26,796        204,500
Net cash provided by financing activities                902,514        329,911

Net increase (decrease) in cash and
cash equivalents:                                         21,001         (8,334)
 Cash and cash equivalents at
beginning of period                                       17,894         26,228
 Cash and cash equivalents at end of period               38,895         17,894

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the period for interest                15,564          9,912
  Cash paid during the period for taxes                       --             --
  Common stock issued in exchange for services         1,149,094        977,825
  Stock based compensation for
  issuance of stock options to
  consultants in exchange for services                        --          7,600
  Common stock issued in connection
  with reverse merger, net                                    --         10,906

Acquisition of Traffic Technology, Inc.
  Excess of assets acquired over
  liabilities assumed                                         --       (211,997)
  Common stock retained                                       --         11,997
  Treasury stock assumed                                      --        (57,666)
  Goodwill impaired                                           --       (257,666)
Acquisition of MolecularWare:
  Excess of assets acquired over
  liabilities assumed                                         --        (23,872)
  Liability reduction for settlement of debt            (145,136)            --
  Convertible debt issued                                     --        600,000
  Common stock issued                                         --        137,700
  Goodwill impaired                                           --       (713,828)
Acquisition of Molecula Research Lab:
  Excess of liabilities assumed over
  assets acquired                                             --         55,158
  Common stock issued                                         --        200,000
  Goodwill impaired                                           --       (255,158)
Acquisition of KD Medical:
  Excess of liabilities assumed over
  assets acquired                                        858,213

  Cash paid in connection with acquisition               350,000

  Common stock subscribed                                247,000

  Debt issued in connection with acquisition             150,000

  Goodwill impaired                                   (1,605,213)

                 See notes to consolidated financial statements.

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

CalbaTech Inc, (formerly Traffic Technology Inc.) ("Company") was organized on April 29, 2002 under the laws of the state of Nevada. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and is focused on incubating life science based companies that are developing next generation products and technologies.

Company through its subsidiary - Molecula Research Laboratories, LLC is focused on gene function solutions using RNAi technology. Its proprietary computer algorithm - T.A.R.G.E.T.* (The Advanced RNAi Guidance Evaluation Technology)
system and 10 years of gene silencing experience, allows Molecula to consistently deliver active RNA duplexes for specific target gene silencing. Molecula also develops and sells numerous research reagents for cell transfection, DNA and RNA purification, protein expression, micro array analysis, gene expression analysis and other innovative and fundamental products.

Additionally, the Company through its subsidiary - KD Medical, manufactures and distributes microbiological culture medias and other research regents. KD Medical's products are used in genetic engineering, drug discovery, molecular biology labs and biopharmaceutical production.

From its inception through the date of these financial statements the Company has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. As of December 31, 2004, the Company has accumulated losses of $6,583,288 which include goodwill impairment of $1,624,213 for the year ended December 31, 2004.

The consolidated financial statements include the accounts of the Registrant, its wholly owned subsidiaries, MolecularWare, Inc. and KD Medical and its majority wholly owned subsidiary, Molecula Research Laboratories, LLC and that of Traffic Technology, Inc. with whom the Registrant merged. All significant inter-company transactions and balances have been eliminated in consolidation.

ACQUISITIONS AND CAPITAL RESTRUCTURE

On January 3, 2003, the Company completed an Agreement and Plan of Exchange ("Agreement") with Traffic Technology, Inc. ("Traffic"). As a result of the acquisition, there was a change in control of the public entity, and Traffic Technology, Inc. changed its name to CalbaTech, Inc. For accounting purposes, the Company shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of Traffic was $200,000 of which $100,000 was paid in cash and $100,000 was paid in notes payable. The results of operations of Traffic subsequent to the Agreement are included in the Company's consolidated statement of losses.

Effective with the Agreement, all previously outstanding common stock, preferred stock, options and warrants owned by the Company's stockholders were exchanged for an aggregate of 5,766,591 shares of Traffic's common stock and a common stock subscription of 3,939,882 shares. The value of the stock that was issued was the historical cost of Traffic's net tangible assets, which did not differ materially from their fair value. The value of the 1,199,491 shares of common stock that were retained by Traffic's stockholders was based on the par value of $.001 per share of Traffic's common stock. In accordance with SFAS No. 141, CalbaTech is the acquiring entity.

The total consideration paid was $257,666 and the significant components of the transaction are as follows:

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

      Common stock retained by
      Traffic shareholders                                 $     11,997
      Excess of assets acquired over
      liabilities assumed                                      (211,997)
      Treasury stock assumed                                    (57,666)
      Goodwill impaired                                        (257,666)

On July 1, 2003, the Company acquired MolecularWare, Inc., as a wholly owned subsidiary. MolecularWare, Inc. was acquired by issuance of common stock subscriptions totaling 300,000 shares valued at the time acquisition at $137,700. In addition, the Company issued 12% convertible debt totaling $600,000 as settlement of the outstanding liabilities of MolecularWare, Inc. (Note E). The convertible debt can be converted in to shares of Company's common stock within thirty days after the effective date a registration statement is filed with the Securities and Exchange Commission ("SEC") at a conversion price equal to eighty percent of the closing price of the Company's common stock on the date of the conversion.

The total consideration paid was $713,828 and the significant components of the transaction are as follows:

      Common stock issued                                  $    137,700
      Convertible debt issued                                   600,000
      Excess of assets acquired over
      liabilities assumed                                       (23,872)
      Goodwill impaired                                    $    713,828

In October 2003, the Company acquired Molecula Research Laboratories, LLC (Molecula), Herndon, Virginia, a leading company in gene silencing technologies for gene and protein function studies by acquiring eighty one hundred percent of the shares of the company which was held by the CEO of the company. The Company issued 500,000 shares of common stock valued at $200,000 for acquisition.

The total consideration paid was $255,158 and the significant components of the transaction are as follows:

      Common stock issued                                          $ 200,000
      Excess of liabilities assumed over assets acquired              55,158
      Goodwill impaired                                            $ 255,158

In November 2004, the Company acquired KD Medical, Columbia Maryland, a leading manufacturer of microbiological culture media and other research reagents. The Company paid $350,000 in cash, 200,000 shares of common stock valued at $52,000 and incurred an obligation to pay an additional $150,000 by November, 2005. Additionally, the Company is obligated to issue up to 750,000 shares of common stock valued at $195,000 should KD Medical's revenue exceed $1,000,000 and achieve earnings of $10,000 before interest and taxes for the year ended December 31, 2004 (500,000 and 250,000 shares of common stock, respectively).

The total consideration paid was $1,605,213 and the significant components of the transaction are as follows:

      Cash paid                                                  $350,000
      Excess of liabilities assumed over assets acquired          858,213
      Debt issued                                                 150,000
      Common stock issued at acquisition                           52,000
      Obligation to issued additional shares of common
      stock based on operating performance                        195,000
      Goodwill impaired                                        $1,605,213

REVENUE RECOGNITION

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 ("SAAB101SAB104"). SAB 101 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

USE OF ESTIMATES

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at current exchange rates, and related revenue and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency translation gains and losses are included in the statement of operations.

CASH EQUIVALENTS

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories consist of products available for sale to distributors and customers.

Components of inventories as of December 31, 2004 and 2003 are as follows:

                                             2004              2003

Raw Materials and Finished goods            77,045              --

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation and amortization are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives as follows:

       Furniture and fixtures                              5 years
       Office equipment                                    3 years
       Manufacturing equipment                        3 to 5 years

IMPAIRMENT OF LONG-LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

INCOME TAXES

The Company has adopted Financial Accounting Standards No. 109 ("SFAS 109") which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs". Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company expenditures of $59,248 and $71,038 on research and product development for the year ended December 31, 2004 and 2003, respectively.

ADVERTISING

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company charged to operations $- and $6,590, as advertising costs for the year ended December 31, 2004 and 2003, respectively.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

SEGMENT INFORMATION

The Company has adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") in the years ended December 31, 2001 and subsequent years. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions on how to allocate resources and assess performance.

STOCK BASED COMPENSATION

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock- Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and subsequent years.

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black- Scholes model assumptions are presented in Note J):

                                                   For the year ended        For the year ended
                                                    December 31, 2004         December 31, 2003
Net loss - as reported                             $ (2,700,598)               $(3,789,887)
Add: Total stock based employee compensation
expense as reported under intrinsic value
method (APB. No. 25)                                          -                          -
Deduct: Total stock based employee
compensation expense as reported under fair
value based method (SFAS No. 123)                             -                          -
Net loss - Pro Forma                                 (2,700,598)                (3,789,887)
Net loss attributable to common stockholders -
Pro forma                                            (2,700,598)                (3,789,887)
Basic (and assuming dilution) loss per share
- as reported                                             (0.11)                     (0.32)
Basic (and assuming dilution) loss per share
- Pro forma                                               (0.11)                     (0.32)

NET LOSS PER SHARE

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share" ("SFAS 128"), specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share have been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either anti dilutive, or their effect is not material. There is no effect on earnings per share information for the years ended December 31, 2004 and 2003 relating to the adoption of this standard.

LIQUIDITY

As shown in the accompanying financial statements, the Company incurred a net loss of $2,700,598 and $3,789,887 during the year ended December 31, 2004 and 2003, respectively. The Company's total liabilities exceeded its total assets by $2,220,790 as of December 31, 2004.

CONCENTRATION OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. At December 31, 2004 and 2003, allowance for doubtful account balance was $42,764 and $0, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time- Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements.

Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

RECLASSIFICATIONS

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - IMPAIRMENT OF GOODWILL

The Company has adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" (SFAS No. 142) effective April 29, 2002 (date of inception). SFAS No.142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition. This statement requires goodwill amortization to cease and for goodwill to be periodically reviewed for impairment.

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

Under SFAS No. 142, goodwill impairment occurs if the net book value of a reporting unit exceeds its estimated fair value. The Company has performed impairment tests periodically and has written off $1,624,213 and $1,226,652 for goodwill impairment for the year ended December 31, 2004 and 2003, respectively mainly due to the followings:

- Significant operating losses

- Lack of revenues and profitability

As a result of these events and circumstances, Company management believes that more likely than not the fair value of the reporting unit's goodwill has been reduced below its carrying value. As a result, management performed an evaluation of the reporting unit's tangible and intangible assets for purposes of determining the implied fair value of goodwill at various dates. Upon completion of the assessment, management recorded a non-cash impairment charge of $1,624,213 and $1,226,652, net of tax, or $(0.07) and $(0.10) per share for the year ended December 31, 2004 and 2003, respectively, to reduce the carrying value of goodwill in this reporting unit to its estimated value of $-.

Considerable   management   judgment  is  necessary  to  estimate   fair  value.
Accordingly,   actual  results  could  vary   significantly   from  managements'
estimates.

NOTE C - DEPOSIT

On December 12, 2002, the Company had entered into an Agreement and Plan of Exchange ("Agreement") hereby Traffic Technology, Inc. ("Traffic") would acquire the Company in exchange for $200,000. The Agreement was consummated on January 3, 2003 (see Note M). Concurrent with entering into the Agreement, the Company deposited with Traffic an aggregate amount of $200,000, comprised of $100,000 in cash and promissory note payable to significant shareholders of Traffic in the amount of $100,000. In May 2003, $50,000 was paid towards the amount due on the promissory note (see Note E). In September, 2004, the remaining balance of $50,000 was settled through the Company issuing shares of its common stock.

NOTE D - PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at December 31, 2004 and 2003 are as follows:

                                                     2004           2003

Furniture and fixtures                            $  37,258       $  1,658
Equipment                                           216,822         13,187
Computer equipment                                   49,951          2,187
Equipment held under capital leases                  39,302         12,510
                                                    343,333         29,542
Less:
Accumulated depreciation                            237,686          2,163

Net property and equipment                         $105,647        $27,379

The total depreciation and amortization expense for the years ended December 31, 2004 and 2003 amounted to $15,032 and $2,163, respectively.

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE E - NOTES PAYABLE

Notes payable at December 31, 2004 and 2003 consists of the following:

                                                           2004          2003
                                                        ---------     ---------

Note payable, $50,000 was due on or
before March 20, 2003 and $50,000
due on or before June 20, 2003,
accrues interest at 18% per annum
on past due amounts only, issued in
connection with the Agreement
subject to finalization of
liabilities with list of
outstanding creditors. (Note C)
The amount due in June 2003 has
been paid by the Company                                $       0     $  50,000

Note payable in connection with
acquisition of MolecularWare, Inc,
accrues interest at 0% per annum,
unsecured with monthly payments of
approximately $14,000 month and
contractual secured by 12/31/04 by
666,666 common shares. An escrow
agreement was drafted though never
executed by the creditor;
therefore, as of 05/02/05 no
shares have been issued                                    50,000            --

Note payable in connection with
acquisition of KD Medical accrues interest
at 0% per annum, unsecured                                150,000            --

Note payable-State of Maryland,
accrues interest at 0% per annum,
unsecured. In accordance with a
forbearance agreement signed by KD
Medical defaults on any payments,
an additional $189,429 in interest will be due            415,000            --

Note payable -shareholder, accrues
interest at 0% per annum, unsecured
(Note K)                                                   66,713        36,635
                                                        ---------     ---------
                                                          901,986        86,635

Less: current portion                                    (901,986)      (86,635)
                                                        ---------     ---------

CalbaTech agreed to issue up to $600,000 of convertible debentures to MolecularWare to settle debts. The time frame for settling those debts and issuing convertible debentures was ninety days. As of 12/31/04, $95,138 was settled in the form of convertible debentures. $220,273 remains on MolecularWare's books as non-settled, non-converted debt, and to date, there has not been a claim made to MolecularWare for payment. The company has not been able to conclusively verify that such debt ever existed. The remaining $284,589 left from the balance of the $600,000 that CalbaTech offered to use for settlement of debts has been extinguished through other means of payment, with some $43,000 still owed as of 12/31/December 31, 2004 that was collateralized by 666,666 shares of CalbaTech.

NOTE F - NOTES PAYABLE - BANKS

Notes payable - bank at December 31, 2004 and 2003 consists of the following:

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

                                                          2004          2003

Bank line of credit, guaranteed by
its officers, in the amount of
$50,000 and bears interest at a
rate of 10.75% per annum. The
credit calls for the minimum
payment of interest only                                  $ 49,340    $ 49,500

Line of credit, guaranteed by its officers, in the
amount of $12,500 and bears interest at a rate
of 8.50% per annum. The credit calls for
the minimum payment of interest only                        11,095      11,776
                                                           60, 435      61,276

Less: current portion
                                                           (60,435)    (61,276)

NOTE G - CONVERTIBLE NOTES PAYABLE

A summary of convertible promissory notes payable at December 31, 2004 and 2003 is as follows:

                                                          2004          2003

12% convertible debentures, issued in settlement
of the outstanding obligations of subsidiary;
MolecularWare, Inc., unpaid principal together
with accrued and unpaid interest is convertible
into shares of the Company's common stock or
within thirty days after the effective date a
registration statement is filed with the
Securities and Exchange Commission ("SEC") at a
Conversion price equal to eighty percent of the
Closing price of the Company's common stock on
are due in July 2005 the date of the conversion            $ 95,138     $600,000

10% convertible debentures, is payable and due on
demand, unpaid principal together with accrued and
unpaid interest is, at the option of the holder,
convertible into shares of the Company's common
stock at any time before maturity, at a conversion
price equal to fifty percent of the closing price
of the Company's common stock on the date of the
conversion. The Company has recorded $100,000 as
beneficial conversion discount - interest expense
during the year ended December 31, 2003                     100,000      100,000

10% convertible debentures, with related party, is
payable on demand, unpaid principal together with
accrued and unpaid interest is, at the option of
the holder, convertible into shares of the
Company's common stock at any time at a conversion
price equal to fifty percent of the closing price
of the Company's common stock on the date of the
conversion. The Company has recorded $100,000 as
beneficial conversion discount - interest expense
during the year ended December 31, 2003                     100,000      100,000
                                                            295,138      800,000
Less: current portion                                       295,138      800,000

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

CONVERTIBLE DEBENTURES

During the year ended December 31, 2003, the Company entered into Debentures with sophisticated investors in the principal amounts of $204,500.

During 2003, the Company offered holders of 10% convertible debenture holder's an option to convert the debentures into convertible preference shares.

In September 2003, note holders totaling to $124,334 including accrued interest payable of $7,334 -10 percent convertible debentures was converted in convertible preferred stock at a valuation price of $1.00 per share and the remaining $2,500 was paid off in October 2003. The Company recorded beneficial conversion discount - preference dividend of $124,334 relating to issuance of convertible preference shares.

In December 2003, the Company cancelled 33,403 convertible preference shares and recorded $33,403 as miscellaneous income due to forgiveness of debt.

In December 2003, the Company issued 1,262,929 shares of common stock for $90,931 convertible preference shares at the rate of 13.88 shares of common stock for each preferred share converted.

During the year ended December 31, 2003; the Company issued $600,000, 12%interest bearing convertible debentures in settlement of the outstanding obligations of subsidiary; MolecularWare, Inc. Debenture holders have the option to convert any unpaid note principal together with accrued and unpaid interest into shares of the Company's common stock within thirty days after the effective date a registration statement is filed with the Securities and Exchange Commission ("SEC") at a conversion price equal to eighty percent of the closing price of the Company's common stock on the date of the conversion. Because the conversion price is unknown and contingent upon a future event as of the date of issuance, the Company did not record a beneficial conversion feature. No other financing costs were incurred by the Company in connection with the issuance of convertible debenture.

In September 2004, the Company, related to the acquisition of MolecularWare, Inc., reached a settlement whereby $154,949 of the outstanding 12% convertible debentures issued and related accrued interest of 3,624, and the stock subscription of 168,891 shares of common stock valuated at $77,521 were cancelled for $150,000 and the issuance of 100,000 shares of the Company's common stock. This resulted in a reduction in the convertible debenture of $154,949 and a current period adjustment to income of $81,145 inclusive of a reversal of interest previously accrued.

NOTE H - CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001 per share. In September 2003, the Company issued 117,000 shares of convertible preferred stock in conversion of notes payable at $1.00 per share and 7,334 shares of the same class at $1.00 per share in payment of accrued interest. In December 2003, the Company cancelled 33,403 convertible preference shares and recorded $33,403 as miscellaneous income due to forgiveness of debt. Also, as of December 31, 2003, the company has converted 90,931 preferred shares into common stock at the rate of 13.88 shares of common stock per preferred share.

On April 15, 2004, the Company issued 1,250,000 shares of Preferred Stock at a price of $0.20 per share to one entity. The Preferred Shares issued were convertible on a 1 to 1.5 basis of Preferred Shares to Common shares. These shares have not been converted as of May 6, 2005.

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE I - COMMON STOCK

The Company is authorized to issue 200,000,000 shares of common stock, with a par value of $0.001 per share. On May 1, 2002, the Company issued 8,599,999 shares of its common stock to its founders for services rendered. The Company valued the shares issued at $0.001 per share, which represents the fair value of the services received, which did not differ materially from the value of the stock issued.

On March 28, 2003, effective with the Company's Merger with Traffic Technology, Inc. ("Traffic") (see Note C), all previously outstanding common stock, preferred stock, options and warrants owned by the Company's stockholders were exchanged for an aggregate of 5,766,591 shares of the Traffic's common stock. The value of the stock that was issued was the historical cost of Traffic's net tangible assets, which did not differ materially from their fair value. The value of the 1,199,491 shares of common stock that were retained by Traffic Technology, Inc. stockholders was based on the par value of $0.001 per share of the Traffic's common stock (see Note C). The Company also issued a common stock subscription for 3,939,882 shares of common stock in connection with the merger (see Note C).

On April 21, 2003, the Company affected a "fourteen-for-one" reverse stock split of its outstanding shares of common stock. The authorized shares remain unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split.

On May 2, 2003, the Company issued 510,000 shares of common stock for services rendered at $0.59 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Out of 510,000 shares, 225,000 shares valued at $132,750, were issued to the three officers of the Company towards officers compensation.

On May 13, 2003, the Company issued 20,000 shares of common stock for services rendered at $1.02 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 25, 2003, the Company issued 107,500 shares of common stock for services rendered at $0.59 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On July 1, 2003, the Company acquired MolecularWare, Inc., as a wholly owned subsidiary by issuance of common stock subscriptions totaling 300,000 shares valued at the time acquisition at $137,700. (Note A)

On August, 7, 2003, the Company issued 300,000 shares of common stock for services rendered at $0.27 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On August 18, 2003, the Company issued 500,000 shares of common stock for services rendered at $0.33 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued

On September 9, 2003, the Company issued 100,000 shares of common stock for services rendered at $0.36 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2003, the Company issued 330,000 and 40,000 shares of common stock for services rendered at $0.40 and $0.25 per share respectively, which represents the fair value of the services received and which did not differ materially from the value of the stock issued.

In November 2003, the Company issued 300,000 and 140,000 shares of common stock for services rendered at $0.17 and $0.19 per share respectively, which represents the fair value of the services received and which did not differ materially from the value of the stock issued. In December 2003, the Company cancelled 33,403 convertible preference shares and recorded $33,403 as miscellaneous income due to forgiveness of debt.

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

In December 2003, the Company sold 400,000 shares of common stock at $0.25 per share and issued 500,000 shares of common stock at $0.40 per share in connection with the acquisition of Molecular Research Labs.

In December 2003, the Company issued 440,000 shares of common stock for services rendered at $0.23 which represents the fair value of the services received and which did not differ materially from the value of the stock issued.

In December 2003, the Company issued 1,262,929 shares of common stock in lieu of $90,931 convertible preference shares at the rate of 13.88 shares of common stock for each preferred share converted.

In January 2004, the Company issued 300,000 shares of common stock for services rendered at $0.15 per share, which represents the fair value of the services received and which did not differ materially from the value of the stock issued.

In February 2004, the Company issued 5,681,498 shares of common stock for services rendered at $0.17 per share, which represents the fair value of the services received. As the shares issued were restricted pursuant to Rule 144, a discount of 11% to the then market price of the stock was used.

In February 2004, the Company issued 100,000 shares of common stock in connection with an acquisition of a license, which did not differ materially from the value of the stock issued.

In February 2004, the Company sold 140,000 shares of common stock at $0.25 per share

In February 2004, the Company issued 131,109 shares of common stock in connection with the acquisition of MolecularWare, Inc.

In April 2004, The Company sold 1,000,000 shares of common stock at $0.25 per share.

In June 2004, the Company issued 75,000 shares of common stock for services rendered at $0.14 per share, which represents the fair value of the services received and which did not differ materially from the value of the stock issued.

In June 2004, the Company issued 100,000 shares of common stock as settlement of debt at $0.13 per share, which did not differ materially from the underlining debt incurred.

In August 2004, the Company issued 300,000 shares of common stock for services rendered at $0.10 per share, which represents the fair value of the services received and which did not differ materially from the value of the stock issued

In September 2004, the Company issued 900,000 shares of common stock as settlement of debt at $0.06 per share, which did not differ materially from the underlining debt incurred.

In September 2004, the Company issued 100,000 shares of common stock for services rendered at $0.06 per share, which represents the value of the services received and which did not differ materially from the value of the stock issued.

In September 2004, the Company issued 50,000 shares of common stock for services rendered at $0.10 per share, which represents the value of the services received and which did not differ materially from the value of the stock issued.

In September 2004, the Company sold 2,933,334 shares of its common stock for $0.06 per share specifically to raise funds to pay for its acquisition of KD Medical, Inc., described elsewhere within this Form.

In October 2004, the Company sold 166,667 shares of its common stock for $0.06 per share specifically to raise funds to pay for its acquisition of KD Medical, Inc., described elsewhere within this Form.

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

In October 2004, the Company issued 120,000 shares of common stock for services rendered at $0.22 per share, which represents the value of the services received and which did not differ materially from the value of the stock issued.

In October 2004, the Company repurchased 122,500 shares of its common stock in the open market as treasury at approximately $0.13 per share

In November 2004, the Company sold 5,395,669 shares of its common stock for $0.06 per share specifically to raise funds to pay for its acquisition of KD Medical, Inc., described elsewhere within this Form.

In November 2004, the Company issued 140,000 shares of common stock for services rendered at $0.26 per share, which represents the value of the services received and which did not differ materially from the value of the stock issued.

In November 2004, the Company acquired KD Medical Inc. and issued stock subscriptions for 950,000 shares of its common stock valued at the time of the acquisition at $247,000. (Note A)

In December 2004, the Company sold 227,273 shares of its common stock at $0.11 per share.

NOTE J - STOCK OPTIONS

EMPLOYEE STOCK OPTIONS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees at December 31, 2004.

                                          Options            Outstanding         Options     Exercisable
Exercise          Number              Weighted Average     Weighed Average       Number    Weighted Average
 Price         Outstanding               Remaining          Exercise Price    Exercisable   Exercise Price
                                        Contractual
                                        Life (Years)
$0.001          300,000                 7.92                $0.001                   -         $0.001

Transactions involving stock options issued to employees are summarized as follows:

                                      Number of Shares     Weighted Average
                                                           Price Per Share

Outstanding at December  31, 2002           300,000              0.001
       Granted                                   --                 --
       Exercised                                 --                 --
       Cancelled or expired                      --                 --
Outstanding at December 31, 2003            300,000              0.001
       Granted                                   --                 --
       Exercised                                 --                 --
      Canceled or expired                        --                 --
Outstanding at December 31, 2004            300,000              0.001

The weighted-average fair value of stock options granted to employees during the year ended December 31, 2004and 2003 and the weighted- average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

                                             2004               2003
Weighted average grant date
fair value per share:                       $      -           $      -
Significant assumptions
(weighted-average):
Risk-free interest rate at grant date           3.35%             1.13%
Expected stock price volatility               113%               71%
Expected dividend payout                        0%               0%
Expected option life-years (a)                  8                9

(a)The expected option life is based on contractual expiration dates.

If the Company recognized compensation cost for the non- qualified employee stock option plan in accordance with SFAS No. 123, the Company's proforma net loss and net loss per share would have been $(2,700,598) and $(0.11) , and $(3,789,887) and $(0.32) in 2004 and 2003, respectively.

NON-EMPLOYEE STOCK OPTIONS

On December 1, 2002, the Company issued 80,000 options to a consultant as incentive to enter into a consulting agreement with the Company for a period of one year. The 80,000 options vest quarterly over a period of three years with an exercise price of $.01 per share and a life of ten years from the date of grant. The amount of the expense charged to operations in connection with granting the options was $0 and $7,600, for the year ended December 31, 2004 and 2003, respectively.

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to consultants at December 31, 2003.

                                          Options            Outstanding         Options     Exercisable
Exercise          Number              Weighted Average     Weighed Average       Number    Weighted Average
 Price         Outstanding               Remaining          Exercise Price    Exercisable   Exercise Price
                                        Contractual
                                        Life (Years)
$0.001          80,000                             9           $0.001          26,667         $0.001

Transactions involving stock options issued to consultants are summarized as follows:

                                      Number of Shares     Weighted Average
                                                           Price Per Share

Outstanding at December 31, 2002                80,000          0.01
      Granted                                       --            --
      Exercised                                     --            --
      Cancelled or expired                          --            --
Outstanding at December 31, 2003                80,000         $0.01
     Granted                                        --            --
     Exercised                                      --            --
     Canceled or expired                            --            --
Outstanding at December 31, 2004                80,000         $0.01

The weighted-average fair value of stock options granted to consultants during the year ended December 31, 2004 and 2003 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                     2004          2003
Weighted average grant date fair
value per share:                                                 $  0.28
Significant assumptions (weighted-average):
Risk-free interest rate at grant date                3.35%          1.13%
Expected stock price volatility                       113%           71%
Expected dividend payout                                0%            0%
Expected option life-years (a)                          9            10

(a)The expected option life is based on contractual expiration dates.

NOTE K - RELATED PARTY TRANSACTIONS

From time to time the Company's officers and shareholders advance funds to the Company. The notes payable-related parties balance outstanding was $66,714 and $36,635 as of December 31, 2004 and 2003, respectively. No formal arrangements or repayment terms exist (see Note E).

The Company entered into various convertible promissory notes "Debentures") with its officers and shareholders (Note G). These notes were converted into convertible preferred stock at a rate of $1 per share. As of December 31, 2003, the preferred shares were converted to the Company's common stock (Note H).

NOTE L - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2003 and 2002 are as follows:

                                                      2004           2003

Accounts payable                                   $ 229,380     $  137,412
Accrued salaries                                     262,457        841,180
Accrued vacation                                           -         56,385
Payroll liabilities                                  217,984         36,018
Accrued interest                                      89,017         59,908
Total                                                798,838      1,130,903

NOTE M- INCOME TAXES

The Company has adopted Financial Accounting Standards No. 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.

Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant. At December 31, 2004, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $5,650,000, expiring in the year 2022, that may be used to offset future taxable income. Due to significant changes in the Company's ownership, the future use of its existing net operating losses may be limited.

The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2004 and 2003 are as follows:

Non current:

                                                     2004          2003

Net operating loss carry forward                  $(1,300,000)  $ (775,000)
Valuation allowance                                        --           --
Net deferred tax asset                             (1,300,000)    (775,000)

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE N- LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share as of December 31 2004 and 2003, respectively:

                                                     2004          2003

Loss available for common shareholders           $(2,700,598)   $(3,789,887)
Basic and fully diluted loss per share                $(0.11)        $(0.32)
Weighted average common shares outstanding        24,170,907      11,885,371

Net loss per share is based upon the weighted average shares of common stock outstanding.

NOTE O- COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

OPERATING LEASE COMMITMENTS

The Company has operating leases for equipment used in its operation with a minimum monthly lease payment due of $1,664 expiring on various dates. Also, the Company leases office space in Irvine, California at a rate of approximately $4,200 per month.

Schedule of future minimum lease payments under operating equipment and premises leases at December 31, 2004 are as follows:

                2005              $ 50,784
                2006                52,523
                Total             $103,307

Rental expenses charged to operations for the years ended December 31, 2004 and 2003 were $70,203 and $34,898, respectively.

CAPITAL LEASE OBLIGATIONS

The Company leases equipment financed by capital leases. Equipment included the following amounts for capitalized leases at December 31, 2004 and 2003:

                                                       2004          2003

Equipments                                             $36,292      $  9,500
Computer equipments                                      3,010         3,010
                                                        39,302        12,510
Less accumulated depreciation                            7,656           854
Total                                                   31,646        11,656

The Company has capital leases for equipment used in its operation. The future minimum lease payments at December 31, 2004 are as follows:

        2005                                                     $10,959
        2006                                                       9,577
        2007                                                       9,380
        2008                                                       8,381
        2009                                                       5,939
                                                                  44,236

        Less: amount representing interest                       (14,573)
                                                                  29,663
        Less: current Portion                                     (5,923)
        Long-term Portion                                         23,740

                                 CALBATECH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

The Company has recorded equipment purchased under non-cancelable leases with an original cost of $6,800 and $12,510 as of December 31, 2004 and 2003, respectively. Depreciation expenses of $5,000 and $854, has been charged to operations for the years ended December 31, 2004 and 2003, respectively.

EMPLOYMENT AGREEMENTS

The Company has employment agreements with key employees. In addition to salary and benefit provisions, the agreements include defined commitments should the employees terminate the employment with or without cause.

CONTINGENT ACQUISITION PAYMENTS

As part of the acquisition of KD Medical, Inc., there are certain contingent liabilities as described in Note A.

OUTSTANDING PAYROLL TAXES

The Company has Federal and State payroll taxes in an amount equal to $117,500 as of December 31, 2004, including penalties and interest. The penalties and interest associated with this liability is estimated to be in excess of ten percent of the total payroll taxes due, and the Company has accrued $29,000 in penalties and interest.

NOTE P - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for the year ended December 31, 2004 and 2003, the Company has incurred losses of $2,700,598 and $3,789,887, respectively. In addition, the Company has a deficiency in stockholder's equity of $2,220,790 and $2,034,329 at December 31, 2004 and 2003, respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations. Management is devoting substantially all of its efforts to establishing its business and there can be no assurance that Company's efforts will be successful. However, the planned principal operations have not fully commenced and no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its efforts to secure additional equity financing.

NOTE Q - SETTLEMENT LIABILITY

As of December 31, 2004, a settlement  liability  totaling  $528,613,  including
accrued  interest  at  statutory  rates,   existed  against  the   Corporation's
Subsididary, KD Medical, Inc.

NOTE R - SUBSEQUENT EVENTS

The Company entered into a Letter of Intent on September 21, 2004 to acquire a distribution company. The Letter of Intent was extended several times; however, the Letter of Intent has expired and it is not the intention of the Company to pursue this transaction.

                                             CALBATECH, INC.
                                  CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                               Unaudited       Audited
                                                                              -----------    -----------
                                                                               March 31,     December 31,
                                                                                 2005            2004
                                                                              -----------    -----------
ASSETS

CURRENT ASSETS:
  Cash                                                                        $    26,375    $    38,895
  Accounts Receivable-net of allowance of $42,009 and $42,764, respectively       142,056        134,373
  Inventory                                                                       221,437         77,045
  Prepaid Expenses                                                                 25,614         37,923
                                                                              -----------    -----------
    Total Current Assets:                                                         415,482        288,236
                                                                              -----------    -----------
Fixed Assets-Net                                                                   93,376        105,647
                                                                              -----------    -----------
                                                                              $   508,858    $   393,883
                                                                              ===========    ===========

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued  expenses                                      $   824,238    $   798,838
  Capital leases payable-short term portion                                         3,613          5,923
  Notes payable - banks                                                            19,199         21,829
  Notes payable (including $313,713 and $266,713 to
    related parties, respectively)                                                934,587        901,986
  Settlement Liability                                                            539,185        528,613
  Convertible notes payable - current portion                                     295,138        295,138
                                                                              -----------    -----------
    Total Current Liabilities:                                                  2,615,960      2,552,327
                                                                              -----------    -----------

Long Term Debt
  Capital leases payable - long term                                               23,149         23,740
  Note Payable to bank - long term                                                 38,414         38,606
  Convertible notes payable - long term portion                                        --             --
                                                                              -----------    -----------
    Total Long Term Liabilities                                                    61,563         62,346
                                                                              -----------    -----------

Total Liabilities                                                               2,677,523      2,614,673
                                                                              -----------    -----------

DEFICIENCY IN STOCKHOLDERS' EQUITY

Preferred Stock, par value $0.001 per share;  25,000,000 shares authorized;
1,250,000 and zero shares issued and outstanding as of
September 30, 2004 and December 31, 2003 respectively                               1,250          1,250

Common Stock, par value $0.001 per share; 200,000,000 shares authorized, 36,770,577 and 33,939,945 shares issued and outstanding
as of March 31, 2005 and December 31, 2004 respectively                            36,771         33,940

Common stock subscription                                                         247,000        247,000

Additional paid in capital                                                      4,487,699      4,111,103

Treasury stock, at cost                                                           (87,647)       (30,795)

Accumulated Deficit                                                            (6,853,738)    (6,583,288)
                                                                              -----------    -----------

    Total Deficiency in Stockholders' Equity                                   (2,168,665)    (2,220,790)

                                                                              $   508,858    $   393,883
                                                                              ===========    ===========

                                 CALBATECH, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF LOSS
                                     Unaudited

                                                    Three Months Ended March 31,
                                                         2005         2004

REVENUES:
  Net Sales                                          $  314,820   $   17,276
  Cost of sales                                         (22,963)      (7,265)
  Gross Profit                                          291,857       10,011

OPERATING EXPENSES
  Selling and administrative                            523,274      579,606
 Depreciation                                            12,721        2,549
  Total Operating Expenses                              535,995      582,155

LOSS FROM OPERATIONS                                   (244,138)    (572,144)

  Other Income                                            5,378        6,724
  Reduction in liability from settlement of
    debt with acquisition                                    --       91,662
  Interest (expense), net                               (31,690)     (15,738)

Net Income (Loss) before income taxes                  (270,450)    (489,496)

Income taxes                                                 --           --

NET INCOME (LOSS)                                      (270,450)    (489,496)

Net income (loss) per common share
(basic and assuming dilution)                             (0.01)       (0.03)

Weighted average common shares outstanding           35,021,609   18,528,332

                                 CALBATECH, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    Unaudited

                                                                                      Three Months Ended March 31,
                                                                                          2005            2004
                                                                                      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                              $  (270,450)     $  (489,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Adjustments for depreciation                                                               12,721            2,549

Common stock subscribed in connection with acquisition of MolecularWare, Inc.                  --          (60,179)

Common stock issued in connection with the acquisition of Molecular Research Labs              --           60,179
Debt reduction from settlement of debt issued with acquisition                                 --          (70,292)
Common stock issued in connection with license acquisition                                     --           19,000
Common stock issued or subscribed in connection with services rendered                    223,302          218,850
Common stock issued for officer compensation                                                   --          905,634
Common stock issued in settlement of debt                                                  72,000
(Increase) decrease in:
Accounts receivable                                                                        (7,683)           3,669
Inventory                                                                                (144,392)          (3,843)
Prepaid expenses                                                                           12,309               --
Increase (decrease) in:

Accounts payable and accrued expenses                                                      25,400         (695,263)
                                                                                      -----------      -----------

Net cash provided by (used in) operating activities                                       (76,793)        (109,192)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition for fixed assets                                                                 (450)          (1,076)
                                                                                      -----------      -----------
Net cash used in investing activities                                                        (450)          (1,076)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net                                                27,273           35,000
Advances from (to) shareholder                                                             47,000           69,345
Payment on notes payable net                                                               (9,550)          (2,886)
Proceeds from issuance of notes payable                                                        --               --
                                                                                      -----------      -----------
Net cash provided by financing activities                                                  54,151          101,459

Net increase (decrease) in cash and cash equivalents:                                     (12,520)          (8,809)
 Cash and cash equivalents at beginning of period                                          38,895           17,894
                                                                                      -----------      -----------
 Cash and cash equivalents at end of period                                           $    26,375      $     9,085
                                                                                      ===========      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                                 15,564            2,086
  Cash paid during the period for taxes                                                        --               --
  Common stock issued in exchange for services                                            223,302        1,124,484
  Stock based compensation for issuance of stock options to
    consultants in exchange for services                                                       --               --
  Liability reduction in settlement of debt                                                    --           70,292

                     See accompanying notes to the unaudited
                  condensed consolidated financial information

                                 CALBATECH, INC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

GENERAL

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10- QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three-month period ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2004 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

BUSINESS AND BASIS OF PRESENTATION

CalbaTech Inc, (formerly Traffic Technology Inc.) ("Company") was organized on April 29, 2002 under the laws of the state of Nevada. The Company is focused on incubating life science based companies that are developing next generation products and technologies.

Company through its subsidiary - Molecula Research Laboratories, LLC is focused on gene function solutions using RNAi technology. Its proprietary computer algorithm - T.A.R.G.E.T.* (The Advanced RNAi Guidance Evaluation Technology)
system and 10 years of gene silencing experience, allows Molecula to consistently deliver active RNA duplexes for specific target gene silencing. Molecula also develops and sells numerous research reagents for cell transfection, DNA and RNA purification, protein expression, micro array analysis, gene expression analysis and other innovative and fundamental products.

Additionally, the Company through its subsidiary - KD Medical, manufactures and distributes microbiological culture medias and other research regents. KD Medical's products are used in genetic engineering, drug discovery, molecular biology labs and biopharmaceutical production.

From its inception through the date of these financial statements the Company has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. As of March 31, 2005, the Company has accumulated losses of $6,853,738.

The condensed consolidated financial statements include the accounts of the Registrant, its wholly owned subsidiaries, MolecularWare, Inc. and KD Medical and its majority wholly owned subsidiary, Molecula Research Laboratories, LLC and that of Traffic Technology, Inc. with whom the Registrant merged. All significant inter-company transactions and balances have been eliminated in consolidation.

ACQUISITIONS AND CAPITAL RESTRUCTURE

On January 3, 2003, the Company completed an Agreement and Plan of Exchange ("Agreement") with Traffic Technology, Inc. ("Traffic"). As a result of the acquisition, there was a change in control of the public entity, and Traffic Technology, Inc. changed its name to CalbaTech, Inc. For accounting purposes, the Company shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of Traffic was $200,000 of which $100,000 was paid in cash and $100,000 was paid in notes payable. The results of operations of Traffic subsequent to the Agreement are included in the Company's consolidated statement of losses.

Effective with the Agreement, all previously outstanding common stock, preferred stock, options and warrants owned by the Company's stockholders were exchanged for an aggregate of 5,766,591 shares of Traffic's common stock and a common stock subscription of 3,939,882 shares. The value of the stock that was issued was the historical cost of Traffic's net tangible assets, which did not differ materially from their fair value. The value of the 1,199,491 shares of common stock that were retained by Traffic's stockholders was based on the par value of $.001 per share of Traffic's common stock. In accordance with SFAS No. 141, CalbaTech is the acquiring entity.

The total consideration paid was $257,666 and the significant components of the transaction are as follows:

         Common stock retained by
         Traffic shareholders                                 $     11,997
         Excess of assets acquired over
         liabilities assumed                                      (211,997)
         Treasury stock assumed                                    (57,666)
         Goodwill impaired                                        (257,666)

On July 1, 2003, the Company acquired MolecularWare, Inc., as a wholly owned subsidiary. MolecularWare, Inc. was acquired by issuance of common stock subscriptions totaling 300,000 shares valued at the time acquisition at $137,700. In addition, the Company issued 12% convertible debt totaling $600,000 as settlement of the outstanding liabilities of MolecularWare, Inc. The convertible debt can be converted in to shares of Company's common stock within thirty days after the effective date a registration statement is filed with the Securities and Exchange Commission ("SEC") at a conversion price equal to eighty percent of the closing price of the Company's common stock on the date of the conversion.

The total consideration paid was $713,828 and the significant components of the transaction are as follows:

         Common stock issued                                  $    137,700
         Convertible debt issued                                   600,000
         Excess of assets acquired over
         liabilities assumed                                       (23,872)
         Goodwill impaired                                    $    713,828

In October 2003, the Company acquired Molecula Research Laboratories, LLC (Molecula), Herndon, Virginia, a leading company in gene silencing technologies for gene and protein function studies by acquiring one hundred percent of the shares of the company which was held by the CEO of the company. The Company issued 500,000 shares of common stock valued at $200,000 for acquisition.

The total consideration paid was $255,158 and the significant components of the transaction are as follows:

         Common stock issued                                          $ 200,000
         Excess of liabilities assumed over assets acquired              55,158
         Goodwill impaired                                            $ 255,158

In November 2004, the Company acquired KD Medical, Columbia Maryland, a manufacturer of microbiological culture media and other research reagents. The Company paid $350,000 in cash, 200,000 shares of common stock valued at $52,000 and incurred an obligation to pay an additional $150,000 by November, 2005. Additionally, the Company is obligated to issue up to 750,000 shares of common stock valued at $195,000 should KD Medical's revenue exceed $1,000,000 and achieve earnings of $10,000 before interest and taxes for the year ended December 31, 2004 (500,000 and 250,000 shares of common stock, respectively).

The total consideration paid was $1,605,213 and the significant components of the transaction are as follows:

         Cash paid                                                  $  350,000
         Excess of liabilities assumed over assets acquired            858,213
         Debt issued                                                   150,000
         Common stock issued at acquisition                             52,000
         Obligation to issued additional shares of common
         stock based on operating performance                          195,000
         Goodwill impaired                                          $1,605,213

                                 CALBATECH, INC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)

REVENUE RECOGNITION

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 "SAAB101SAB104"). SAB 101 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at current exchange rates, and related revenue and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency translation gains and losses are included in the statement of operations.

CASH EQUIVALENTS

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories consist of products available for sale to distributors and customers.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over their estimated useful lives of the assets.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                                 CALBATECH, INC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)

INCOME TAXES

The Company has adopted Financial Accounting Standards No. 109 ("SFAS 109") which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs". Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company expenditures of $0 and $10,738 on research and product development for the three months ended March 31, 2005 and 2004, respectively.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

SEGMENT INFORMATION

The Company has adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") in the years ended December 31, 2001 and subsequent years. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions on how to allocate resources and assess performance.

STOCK BASED COMPENSATION

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock- Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock- Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and subsequent years.

                                 CALBATECH, INC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)

NET LOSS PER SHARE

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share" ("SFAS 128"), specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share have been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either anti dilutive, or their effect is not material. There is no effect on earnings per share information for the three months ended March 31, 2005 and 2004 relating to the adoption of this standard.

LIQUIDITY

As shown in the accompanying financial statements, the Company incurred a net loss of $270,450 and $489,496 during the three months ended March 31, 2005 and 2004, respectively. The Company's total liabilities exceeded its total assets by $2,168,665 as of March 31, 2005.

CONCENTRATION OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. At March 31, 2005 and December 31, 2004, allowance for doubtful account balance was $42,009 and $42,764, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time- Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005 with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements.

                                 CALBATECH, INC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)

Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial- substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

RECLASSIFICATIONS

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - NOTES PAYABLE

Notes payable at March 31, 2005 and December 31, 2004 consists of the following:

                                                       March 31,    December 31,
                                                         2005           2004

Note payable in connection with acquisition of
MolecularWare, Inc, accrues interest at 0% per
annum, unsecured with monthly payments of
approximately $14,000 month and contractual
secured at 03/31/05 by 500,000 common shares. An
escrow agreement was drafted though never executed
by the creditor; therefore, as of 05/02/05 no
shares have been issued                              $  32,000      $  50,000

Note payable in connection with
acquisition of KD Medical accrues interest
at 0% per annum, unsecured                             150,000        150,000

Note payable-State of Maryland, accrues interest
at 0% per annum, unsecured. In accordance with a
forbearance agreement, signed by KD Medical
defaults on any payments, cumulative interest at
10% per annum will be added As of March 31, 2005;
the cumulative amount totals $205,335                  400,600        415,000

Notes Payable-Unsettled claims from acquisition
of Molecular                                           220,273        220,273

Note payable -shareholder, accrues interest
at 0% per annum, unsecured                             131,714         66,713
                                                     ------------------------

                                                       934,587        901,986
Less: current portion                                 (934,587)      (901,986)
                                                     ------------------------
                                                             0              0

                                 CALBATECH, INC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)

CalbaTech agreed to issue up to $600,000 of convertible debentures to MolecularWare to settle debts. The time frame for settling those debts and issuing convertible debentures was ninety days. As of March 31, 2005, $95,138 was settled in the form of convertible debentures. $220,273 remains on MolecularWare's books as non-settled, non-converted debt, and to date, there has not been a claim made to MolecularWare for payment. The company has not been able to conclusively verify that such debt ever existed. The remaining $284,589 left from the balance of the $600,000 that CalbaTech offered to use for settlement of debts has been extinguished through other means of payment, with some $32,000 still owed as of March 31, 2005 that was collateralized by 500,000 shares of CalbaTech.

NOTE C - NOTES PAYABLE - BANKS

Notes payable - banks at March 31, 2005 and December 31, 2004 consists of the following:

                                                         March 31,  December 31,
                                                            2005          2004

Bank term debt, guaranteed by its officers, and
bears interest at a rate of 9% per annum, with
monthly for five years with payments of
$1048 maturing in Oct, 2009                              $ 47,108      $ 49,340

Line of credit, guaranteed by its officers,
in the amount of $12,500 and bears interest
at a rate of 8.50% per annum. The credit calls
for the minimum payment of interest only                   10,505        11,095

                                                           57,613        60,435
Less: current portion                                     (19,199)      (21,829)

                                                           38,414        38,606

NOTE D - CONVERTIBLE NOTES PAYABLE

A summary of convertible promissory notes payable at March 31, 2005 and December 31, 2004 is as follows: A summary of convertible promissory notes payable at March 31, 2005 and December 31, 2004 is as follows:

                                                          March 31, December 31,
                                                              2005       2004

12% convertible debentures, issued in settlement
of the outstanding obligations of subsidiary;
MolecularWare, Inc., unpaid principal together
with accrued and unpaid interest is convertible
into shares of the Company's common stock or
within thirty days after the effective date a
registration statement is filed with the
Securities and Exchange Commission ("SEC") at a
Conversion price equal to eighty percent of the
Closing price of the Company's common stock on
are due in July 2005 the date of the conversion            $ 95,138     $ 95,138

                                 CALBATECH, INC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)

10% convertible debentures, is payable and due on
demand, unpaid principal together with accrued and
unpaid interest is, at the option of the holder,
convertible into shares of the Company's common
stock at any time before maturity, at a conversion
price equal to fifty percent of the closing price
of the Company's common stock on the date of the
conversion. The Company has recorded $100,000 as
beneficial conversion discount - interest expense
during the year ended December 31, 2003                     100,000      100,000

10% convertible debentures, with related party, is
payable on demand, unpaid principal together with
accrued and unpaid interest is, at the option of
the holder, convertible into shares of the
Company's common stock at any time at a conversion
price equal to fifty percent of the closing price
of the Company's common stock on the date of the
conversion. The Company has recorded $100,000 as
beneficial conversion discount - interest expense
during the year ended December 31, 2003                     100,000      100,000
                                                           ---------------------
                                                            295,138      295,138
Less: current portion                                       295,138      295,138
                                                           ---------------------
                                                                  0            0

In September 2004, the Company, related to the acquisition of MolecularWare, Inc., reached a settlement whereby $154,949 of the outstanding 12% convertible debentures issued and related accrued interest of 3,624, and the stock subscription of 168,891 shares of common stock valuated at $77,521 were cancelled for $150,000 and the issuance of 100,000 shares of the Company's common stock. This resulted in a reduction in the convertible debenture of $154,949 and a current period adjustment to income of $81,145 inclusive of a reversal of interest previously accrued.

NOTE E - CONVERTIBLE PREFERRED STOCK

On April 15, 2004, the Company issued 1,250,000 shares of Preferred Stock at a price of $0.20 per share to one entity. The Preferred Shares issued were convertible on a 1 to 1.5 basis of Preferred Shares to Common shares. These shares have not been converted as of May 20, 2005.

NOTE F - COMMON STOCK

In January 2005, the Company issued 47,059 shares of common stock as settlement of debt at $0.17 per share, which did not differ materially from the underlining debt incurred.

In January 2005, the Company issued 399,423 shares of common stock for services rendered at $0.17 per share, which represents the value of the services received and which did not differ materially from the value of the stock issued. 89,770 of the shares with a total value of $15,261 were issued to a related party for services rendered.

In January 2005, the Company issued 334,423 shares of common stock in exchange for treasury stock at $0.17 per share, which represents the value of the shares received and which did not differ materially from the value of the stock issued.

In February 2005, the Company issued 400,000 shares of common stock for services rendered at $0.20 per share, which represents the value of the services received and which did not differ materially from the value of the stock issued.

                                 CALBATECH, INC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)

In March 2005, the Company issued 1,000,000 shares of common stock as settlement of debt at $0.064 per share, which did not differ materially from the underlining debt incurred.

In March 2005, the Company issued 377,000 shares of common stock for services rendered at $0.20 per share, which represents the value of the services received and which did not differ materially from the value of the stock issued.

In March 2005, the Company sold 272,727 shares of its common stock for $0.10 per share.

NOTE K - RELATED PARTY TRANSACTIONS

From time to time the Company's officers and shareholders advance funds to the Company. The notes payable-related parties balance outstanding was $131,714 and $66,714 as of March 31, 2005 and December 31, 2004, respectively. No formal arrangements or repayment terms exist.

NOTE L - SETTLEMENT LIABILITY

As of March 31,  2005,  a  settlement  liability  totaling  $539,185,  including
accrued  interest  at  statutory  rates,   existed  against  the   Corporation's
subsidiary, KD Medical, Inc.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                       $  1,406.10
Accounting fees and expenses                 10,000.00*
Legal fees and expenses                      40,000.00*
Miscellaneous                                 3,414.26
                                           -----------
                                    TOTAL  $ 55,000.00*
                                           ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      On May 1, 2002, the Company issued 8,599,999 shares of its common stock to its founders for services rendered. The Company valued the shares issued at $0.001 per share, which represents the fair value of the services received, which did not differ materially from the value of the stock issued.

      On March 28, 2003, effective with the Company's Merger with Traffic Technology, Inc. ("Traffic"), all previously outstanding common stock, preferred stock, options and warrants owned by the Company's stockholders were exchanged for an aggregate of 5,766,591 shares of the Traffic's common stock. The value of the stock that was issued was the historical cost of Traffic's net tangible assets, which did not differ materially from their fair value. The value of the 1,199,491 shares of common stock that were retained by Traffic Technology, Inc. stockholders was based on the par value of $0.001 per share of the Traffic's common stock. The Company also issued a common stock subscription for 3,939,882 shares of common stock in connection with the merger.

      On April 21, 2003, the Company affected a "fourteen-for-one" reverse stock split of its outstanding shares of common stock. The authorized shares remain unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split.

      On May 2, 2003, the Company issued 510,000 shares of common stock for services rendered at $0.59 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Out of 510,000 shares, 225,000 shares valued at $132,750, were issued to the three officers of the Company towards officers compensation.

      On May 13, 2003, the Company issued 20,000 shares of common stock for services rendered at $1.02 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

      On June 25, 2003, the Company issued 107,500 shares of common stock for services rendered at $0.59 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

      On July 1, 2003, the Company acquired MolecularWare, Inc., as a wholly owned subsidiary by issuance of common stock subscriptions totaling 300,000 shares valued at the time acquisition at $137,700.

      On August, 7, 2003, the Company issued 300,000 shares of common stock for services rendered at $0.27 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

      On August 18, 2003, the Company issued 500,000 shares of common stock for services rendered at $0.33 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued

      On September 9, 2003, the Company issued 100,000 shares of common stock for services rendered at $0.36 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.

      In October 2003, the Company issued 330,000 and 40,000 shares of common stock for services rendered at $0.40 and $0.25 per share respectively, which represents the fair value of the services received and which did not differ materially from the value of the stock issued.

      In November 2003, the Company issued 300,000 and 140,000 shares of common stock for services rendered at $0.17 and $0.19 per share respectively, which represents the fair value of the services received and which did not differ materially from the value of the stock issued. In December 2003, the Company cancelled 33,403 convertible preference shares and recorded $33,403 as miscellaneous income due to forgiveness of debt.

      In December 2003, the Company sold 400,000 shares of common stock at $0.25 per share and issued 500,000 shares of common stock at $0.40 per share in connection with the acquisition of Molecular Research Labs.

      In December 2003, the Company issued 440,000 shares of common stock for services rendered at $0.23 which represents the fair value of the services received and which did not differ materially from the value of the stock issued.

      In December 2003, the Company issued 1,262,929 shares of common stock in lieu of $90,931 convertible preference shares at the rate of 13.88 shares of common stock for each preferred share converted.

      In January 2004, the Company issued 300,000 shares of common stock for services rendered at $0.15 per share, which represents the fair value of the services received and which did not differ materially from the value of the stock issued.

      In February 2004, the Company issued 5,681,498 shares of common stock for services rendered at $0.17 per share, which represents the fair value of the services received. As the shares issued were restricted pursuant to Rule 144, a discount of 11% to the then market price of the stock was used.

      In February 2004, the Company issued 100,000 shares of common stock in connection with an acquisition of a license, which did not differ materially from the value of the stock issued.

      In February 2004, the Company sold 140,000 shares of common stock at $0.25 per share

      In February 2004, the Company issued 131,109 shares of common stock in connection with the acquisition of MolecularWare, Inc.

      In April 2004, The Company sold 1,000,000 shares of common stock at $0.25 per share.

      In June 2004, the Company issued 75,000 shares of common stock for services rendered at $0.14 per share, which represents the fair value of the services received and which did not differ materially from the value of the stock issued.

      In June 2004, the Company issued 100,000 shares of common stock as settlement of debt at $0.13 per share, which did not differ materially from the underlining debt incurred.

      In August 2004, the Company issued 300,000 shares of common stock for services rendered at $0.10 per share, which represents the fair value of the services received and which did not differ materially from the value of the stock issued

      In September 2004, the Company issued 900,000 shares of common stock as settlement of debt at $0.06 per share, which did not differ materially from the underlining debt incurred.

      In September 2004, the Company issued 100,000 shares of common stock for services rendered at $0.06 per share, which represents the value of the services received and which did not differ materially from the value of the stock issued.

      In September 2004, the Company issued 50,000 shares of common stock for services rendered at $0.10 per share, which represents the value of the services received and which did not differ materially from the value of the stock issued.

      In September 2004, the Company sold 2,933,334 shares of its common stock for $0.06 per share specifically to raise funds to pay for its acquisition of KD Medical, Inc., described elsewhere within this Form.

      In October 2004, the Company sold 166,667 shares of its common stock for $0.06 per share specifically to raise funds to pay for its acquisition of KD Medical, Inc., described elsewhere within this Form.

      In October 2004, the Company issued 120,000 shares of common stock for services rendered at $0.22 per share, which represents the value of the services received and which did not differ materially from the value of the stock issued.

      In October 2004, the Company repurchased 122,500 shares of its common stock in the open market as treasury at approximately $0.13 per share

      In November 2004, the Company sold 5,395,669 shares of its common stock for $0.06 per share specifically to raise funds to pay for its acquisition of KD Medical, Inc., described elsewhere within this Form.

      In November 2004, the Company issued 140,000 shares of common stock for services rendered at $0.26 per share, which represents the value of the services received and which did not differ materially from the value of the stock issued.

      In November 2004, the Company acquired KD Medical Inc. and issued stock subscriptions for 950,000 shares of its common stock valued at the time of the acquisition at $247,000.

      In December 2004, the Company sold 227,273 shares of its common stock at $0.11 per share

      In May 2005, the Company sold 700,000 shares of its common stock at $0.10 per share.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on May 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 12,143,290 shares of our common stock.

      The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

      o     $800,000 was disbursed on May 23, 2005;

      o $600,000 will be disbursed within five days of the filing of this registration statement; and

      o $600,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $800,000 pursuant to the Securities Purchase Agreement.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.14 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. 50% of the warrants are exercisable until five years from the date of issuance at a purchase price of $0.20 per share. The other 50% of the warrants are exercisable until five years from the date of issuance at a purchase price of $0.35 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

         * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of CalbaTech or executive officers of CalbaTech, and transfer was restricted by CalbaTech in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

      ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2.  References
to  "the  Company"  in  this  Exhibit  List  mean  CalbaTech,   Inc.,  a  Nevada
corporation.

Exhibit No.    Description

3.1 Articles of Incorporation, filed as an exhibit to the annual report on Form 10-KSB, filed with the Securities and Exchange Commission (the "Commission") on April 17, 2003 and incorporated herein by reference.

3.2 Articles of Amendment to the Articles of Incorporation, dated September 16, 1998, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on April 17, 2003 and incorporated herein by reference.

3.3 Articles of Amendment to the Articles of Incorporation, dated March 20, 2003, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on April 17, 2003 and incorporated herein by reference.

3.4 Articles of Merger, dated March 20, 2003, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on April 17, 2003 and incorporated herein by reference.

3.5 Agreement and Plan of Reorganization for the acquisition of MolecularWare, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on May 6, 2004 and incorporated herein by reference.

3.6 Agreement and Plan of Reorganization for the acquisition of Molecula, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on May 6, 2004 and incorporated herein by reference.

3.7 By-laws, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on April 17, 2003 and incorporated herein by reference.

4.1 $0.20 Common Stock Purchase Warrant with AJW Offshore, Ltd., dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.2 $0.20 Common Stock Purchase Warrant with AJW Partners, LLC, dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.3 $0.20 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.4 $0.20 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.5 $0.35 Common Stock Purchase Warrant with AJW Offshore, Ltd., dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.6 $0.35 Common Stock Purchase Warrant with AJW Partners, LLC, dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.7 $0.35 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.8 $0.35 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.9 Convertible Note with AJW Offshore, Ltd., dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.10 Convertible Note with AJW Partners, LLC, dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.11 Convertible Note with AJW Qualified Partners, LLC, dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.12 Convertible Note with New Millennium Capital Partners II, LLC, dated May 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.13 Securities Purchase Agreement, dated as of May 23, 2005, by and among CalbaTech, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.14 Security Agreement, dated as of May 23, 2005, by and among CalbaTech, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.15 Intellectual Property Security Agreement, dated as of May 23, 2005, by and among CalbaTech, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.16 Registration Rights Agreement, dated as of May 23, 2005, by and among CalbaTech, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.17 Escrow Agreement, dated as of May 23, 2005, by and among CalbaTech, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Owen Naccarato, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

4.18 Guaranty and Pledge Agreement, dated as of May 23, 2005, by and among CalbaTech, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and James DeOlden, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 3, 2005 and incorporated herein by reference.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Employment Agreement for James DeOlden, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on April 17, 2003 and incorporated herein by reference.

10.2 Employment Agreement for Edward Deese, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on April 17, 2003 and incorporated herein by reference.

10.3 Employment Agreement for John Gordon, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on April 17, 2003 and incorporated herein by reference.

10.4 Employment Agreement for David Killen, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on April 17, 2003 and incorporated herein by reference.

10.5 Asset Purchase Agreement (Zoval Enterprises), filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on April 17, 2003 and incorporated herein by reference.

10.6 Indemnification Agreement between the Company and James DeOlden, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on May 6, 2004 and incorporated herein by reference.

10.7 Indemnification Agreement between the Company and Edward Deese, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on May 6, 2004 and incorporated herein by reference.

10.8 Indemnification Agreement between the Company and John Gordon, filed as an exhibit to the annual report on Form 10-KSB, filed with the Commission on May 6, 2004 and incorporated herein by reference.

23.1           Consent of DeJoya & Company (filed herewith).

23.2 Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith).

23.3           Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, the registrant, CalbaTech, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Irvine, State of California, on July 11, 2005.

                                     CALBATECH, INC.


                                     By: /s/ JAMES DEOLDEN
                                         -------------------------------------
                                         James DeOlden, Chief Executive Officer,
                                         Principal Executive Officer and
                                         Chairman of the Board of Directors


                                     By: /s/ EDWARD DEESE
                                         -------------------------------------
                                         Edward Deese, Chief Financial Officer,
                                         Principal Financial Officer and
                                         Principal Accounting Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                   TITLE                                       DATE

/s/ JAMES DEOLDEN                           Chief Executive Officer (Principal          July 11, 2005
--------------------------------            Executive Officer), Secretary and
    James DeOlden                           Director

/s/ EDWARD DEESE                            President, Chief Financial Officer          July 11, 2005
--------------------------------            (Principal Financial Officer and
    Edward Deese                            Principal Accounting Officer),
                                            Treasurer and Director

                                            Vice-President, Chief Technology            July 11, 2005
--------------------------------            Officer and Director
    John Gordon


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